UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-1

(Amendment No. 2)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLURE WORLDWIDE, INC.
(Exact name of Registrant as specified in its charter)

Nevada	6770	83-2054746
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

13155 Noel Road, Suite 900

Dallas, TX 75240

Telephone: (214) 427-1921

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Vcorp Services, LLC

701 S. Carson Street, Suite 200

Carson City, NV  89701

Telephone: (845) 425-0077

(Name, Address, and Telephone Number for Agent of Service)

Copies to:
BRUNSON CHANDLER & JONES, PLLC

Walker Center, 14th Floor

175 S. Main Street, Suite 1410

Salt Lake City, UT 84111

Attn: Lance Brunson, Esq.
Telephone: (801) 303-5737

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company smaller reporting, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 (1)	1,000,000	$0.02	(2)	$20,000	$2.18
Common Stock, par value $0.001 (3)	1,000,000	$0.02	(4)	$20,000	$2.18
Total	2,000,000			$40,000	$4.36

____________________

(1)	Shares of newly issued common stock to be offered by the registrant in the Primary Offering (as hereinafter defined).
(2)	Based on the bona fide estimate of the maximum offering price in the Primary Offering in accordance with Rule 457(a).
(3)	Shares of common stock issued and outstanding to be sold by the selling stockholders as part of a Secondary Offering (as hereinafter defined).
(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE (ALLURE WORLDWIDE, INC.) MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY OR SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _______________, 2021

Allure Worldwide, Inc.

1,000,000 Shares of Common Stock Offered by the Company in the Primary Offering

1,000,000 Shares of Common Stock Offered by the Selling Security Holders in the Secondary Offering

This prospectus relates to the sale of 1,000,000 shares of common stock, par value $0.001 (the “Shares”), of Allure Worldwide, Inc. (referred to herein as the “Company” or “Allure”), by the Company on a best efforts basis at a price of $0.02 per share (the “Primary Offering”), as well as 1,000,000 shares of common stock being registered for resale (the “Secondary Offering”) by five selling security holders (the “Selling Security Holders”).

The Primary Offering is a “Blank Check” offering subject to Rule 419 of Regulation C promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The offering proceeds and the securities to be issued to investors are required to be deposited in an escrow account (non-interest bearing) (such escrow account, the “Escrow Account,” such offering proceeds the “Deposited Funds,” and such securities the “Escrow Securities”). 985,000 Shares were sold to eleven investors in the Primary Offering (the Escrow Securities), $19,700 in Deposited Funds are being held in the Escrow Account, and the Escrow Securities have not yet been issued by the Company and will not be until the requirements for Escrow release described below have been met.

While held in the Escrow Account, Rule 419 requires that the Offering Securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules promulgated thereunder. Except for an amount up to 10% of the Deposited Funds otherwise releasable to the Company upon completion of the offering pursuant Rule 419(b)(2)(vi), the Deposited Funds and the Escrow Securities may not be released until an acquisition meeting certain specified criteria (see the section titled “Plan of Distribution” herein) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated.

It is a requirement under Rule 419(e) promulgated under the Securities Act that the net assets or fair market value of any business to be acquired in the acquisition must represent at least 80% of the maximum proceeds in the Primary Offering. This acquisition may be consummated using proceeds of the Primary Offering, loans or equity. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements of the acquisition candidate, will be delivered to all investors in the Primary Offering. The Company must return an investor’s funds to any investor who does not elect to remain an investor (each investor will receive a return of their funds held in escrow less the up-to-10% portion of proceeds which may be provided to the Company). Unless sufficient investors (investors constituting at least 80% of the funds raised pursuant to the terms of the escrow agreement agreed to by the Company) elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, the Primary Offering would be terminated, and all investors will receive the return of their deposited funds (minus up to 10%, which may be released to the Company upon completion of the Primary Offering), and none of the Escrow Securities will be issued to investors. The funds to be received by investors in that event would not include the portion of proceeds (up to 10%) which may be released to the Company. In the event an acquisition is not consummated within 18 months of the effective date of the initial Registration Statement (within 18 months of May 13, 2020), the deposited funds will be returned to all investors (each investor will receive a return of his funds held in escrow less the up-to-10% portion of proceeds to be provided to the Company). Until 90 days after the date funds and securities are released from the Escrow Account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

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In addition to the Primary Offering described above, there are 1,000,000 shares of common stock being registered for resale by five Selling Security Holders in the Secondary Offering. The Selling Security Holders will be offering their shares of common stock at a price of $0.02 per share until our shares are either listed on a national securities exchange or quoted on the OTCQX or OTCQB tiers of the OTC Link ATS (alternative trading system) operated by OTC Markets Group, Inc., and thereafter at prevailing market prices or privately negotiated prices. The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders. The existence of this Secondary Offering makes it less likely that we will sell all of the shares offered in the Primary Offering. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. For more information regarding the Selling Security Holders, see the section titled “Selling Security Holders” herein.

The Company is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act.

The Company is a “shell” company as defined in (i) Rule 405 promulgated under the Securities Act, and (ii) Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______________, 2021.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

Except as otherwise indicated, as used in this prospectus, references to the “Company,” “we,” “us,” or “our” refer to Allure Worldwide, Inc.

The following summary highlights selected information contained in this prospectus, and it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus carefully, including “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Corporate Background

Allure Worldwide, Inc. (“Allure” or the “Company”) was incorporated in the State of Florida on September 26, 2018, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has had no operations to date. Other than issuing shares to its original shareholders, the Company never commenced any operational activities. Effective as of November 18, 2019, the Company redomiciled to Nevada.

The Company was formed with the intention of seeking to acquire the assets or shares of an entity actively engaged in business which generates revenues in exchange for its securities. As such, the Company is defined as a “shell” company whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described above classify the Company as a “blank check” company. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company’s securities until such time as the Company has successfully implemented its business plan described herein.

On January 11, 2021, the Company entered into an Exchange Agreement (the “Purchase Agreement”) with Genvor Inc., a Delaware corporation (“Genvor”) to acquire (the “Acquisition”) Genvor in consideration of (i) the payment of $150,000 by Genvor to Allure (the “Cash Acquisition Price”); (ii) Allure’s founding shareholders transferring 19,000,000 shares of common stock to Genvor’s shareholders, constituting 95% of Allure’s 20,000,000 total outstanding shares; and (iii) Allure’s founding shareholders retaining 1,000,000 shares of Allure’s common stock. Pursuant to the Purchase Agreement, after closing of the Acquisition and for a period of two years following commencement of trading of Allure’s common stock, the parties agreed that Allure will make additional issuances of Allure’s common stock to the founding shareholders to ensure that in the aggregate they maintain their 5% ownership of Allure’s outstanding common stock.

We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on related party loans and the sale of our common stock as the sole sources of funds for our operations for the near future.

Where You Can Find Us

The mailing address of the Company is 13155 Noel Road, Suite 900, Dallas, Texas, 75240. Our telephone number is (214) 427-1921.

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RECONFIMATION OFFERING

Shareholders are now being asked to reconfirm their investments now that the Company has entered into the Purchase Agreement to acquire Genvor in the Acquisition. The Acquisition will not be completed unless at least 80% of the investors reconfirm their investments.

At the closing of the Acquisition (which is contingent upon receipt of sufficient investor reconfirmations under Rule 419), the Company will acquire Genvor, and Genvor will become a wholly-owned subsidiary of the Company.

Genvor is an agricultural technology company focused on developing disease-resistant and nutritionally enhanced seed varieties and related technologies. Genvor has made the required payment of the Cash Acquisition Price, and Allure’s founding shareholders have approved the Acquisition and transferring 19,000,000 of their 20,000,000 shares of Company common stock to Genvor’s shareholders upon closing of the Acquisition.

The reconfirmation offering must commence within five business days after the effective date of the post-effective amendment to the registration statement of the Company of which this prospectus is a part. The post-effective amendment must contain information about the acquisition candidate including its financial statements. The reconfirmation is for the protection of the investors as investors will have an opportunity to review information regarding the acquisition target and either have their subscriptions canceled and payment refunded, or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow account within five business days after the effective date of the post-effective amendment;

(2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor of the Company;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date, Deposited Funds held in the Escrow account on such investor’s behalf will be returned to the investor within five business days by first class mail or other equally prompt means (provided that the returned funds to be received by investors will not include the 10% of proceeds which may be released to the Company as provided in Rule 419);

(4) The acquisition will be consummated only if sufficient investors elect to reconfirm their investments so that the remaining funds are adequate to allow the acquisition to be consummated; and

(5) If a consummated acquisition has not occurred within 18 months from the effective date of initial registration statement of which this prospectus is a part (i.e., by November 14, 2020—18 months after May 13, 2020, the date the initial registration statement was declared effective), the Deposited Funds held in the Escrow account shall be returned to all investors within five business days by first class mail or other equally prompt means (minus up to 10% that may be released to the Company after the entire completion of the offering). The funds to be received by investors will not include the 10% of proceeds which may be released to the Company.

To date, the Company has sold a total of 985,000 shares to eleven investors at $0.02/share under the offering for gross proceeds of $19,700 under the offering. The offering proceeds are being held in trust by Branch Banking and Trust Company (BB&T) in a non-interest-bearing escrow account (the “Escrow” or “Escrow Account”).

Notice of Reconfirmation

Investors will have no fewer than 20 business days and no more than 45 business days to notify the Company of their election to remain an investor. Investors must notify the Company of their election on or before _________________, 2021. Each investor will be delivered an election form to complete and sign which will then be delivered back to the Company at 13155 Noel Road, Suite 900, Dallas, Texas, 75240.

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RISK FACTORS

You should carefully consider the risks described below before investing in our securities. Additional risks not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this Prospectus, including our consolidated financial statements and related notes. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

OFFICERS AND DIRECTORS’ LACK OF EXPERIENCE MAY HINDER OPERATIONS. The Company’s operations depend solely on the efforts of Brad White, Dr. Clayton Yates, and Dr. Jesse Jaynes, the officers and directors of the Company. None of the Company’s officers and directors have any experience related to public company management, nor as a principal accounting officer. Because of this, the Company may be unable to develop the Company’s business or manage the Company’s public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles.

POTENTIAL CONFLICTS OF INTEREST MAY RESULT IN LOSS OF BUSINESS. The Company’s officers and directors, Brad White, Dr. Clayton Yates, and Dr. Jesse Jaynes, are involved in other employment opportunities and may periodically face a conflict in selecting between focusing their efforts and time on Company matters and instead focusing on other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts should they occur. If the officers or directors choose other interests ahead of the Company, such choice may result in lower or a lack of business for the Company.

RULE 419 LIMITATIONS MAY LIMIT BUSINESS COMBINATIONS. Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company is required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post-effective amendment will automatically receive a return of his investment funds. Up to 10% of the proceeds from the offering may be released to the Company upon completion of the minimum offering amount and therefore may not be returned to investors. These requirements imposed by Rule 419 may limit potential business combinations for the Company as potential candidates may not wish to go through the process, disclosure or time requirements imposed by these regulations.

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OFFERING PROCEEDS MAY BE INSUFFICIENT TO LOCATE A MERGER TARGET. The net offering proceeds from this offering will be no higher than $20,000 and therefore may be insufficient to locate a merger target thus resulting in the failure of the Company’s business plan.

Although investors may request the return of their funds in connection with the reconfirmation offering, the Company’s shareholders will not be afforded an opportunity to approve or disapprove any particular transaction.

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN ESCROW ACCOUNT MAY LIMIT LIQUIDITY FOR A SIGNIFICANT PERIOD OF TIME. It shall be unlawful for any person to sell or offer to sell Shares (or any interest in or related to the Shares) held in the escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, investors may be unable to sell or transfer their shares for up to the maximum period of the escrow which is 18 months from the date of the effectiveness of the registration statement.

DISCRETIONARY USE OF PROCEEDS; “BLANK CHECK” OFFERING LEADS TO UNCERTAINTY AS TO FUTURE BUSINESS SUCCESS. As a result of management’s broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a “blank check” offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a business combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations.

There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See “Description of Business.”

REGULATIONS CONCERNING “BLANK CHECK” ISSUERS MAY LIMIT BUSINESS COMBINATIONS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or “blue sky” laws restricting or, in some instances, prohibiting, the sale of securities of “blank check” issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting “blank check” companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company’s selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered. These regulation may limit potential business combinations for the Company as potential candidates may not wish to go through the process, disclosure or time requirements imposed by these regulations.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS RESULTS IN NO ASSURANCE OF SUCCESS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination. Our auditors have issued opinions that raise substantial doubt about our ability to continue as a going concern in our September 30, 2020 and September 30, 2019 audits. The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. For the years ended September 30, 2020 and 2019, the Company incurred a net loss of $4,870 and $6,000, respectively. As of September 30, 2020 and 2019, the Company has an accumulated deficit of $40,716 and $35,846, respectively. Currently, the Company does not have cash or material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.

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Additionally, since January of 2021, the Company’s acquisition target, Genvor, has been paying Company expenses, including state renewal fees, accounting, auditing and legal expenses. If the Acquisition does not close, Genvor will likely not continue paying Company expenses, and in that scenario, the Company would likely not be able to continue as a going concern.

SPECULATIVE NATURE OF COMPANY’S PROPOSED OPERATIONS RESULTS IN NO ASSURANCE OF SUCCESS. The success of the Company’s proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. A related entity, Atlantic Acquisition II, Inc., completed an acquisition and the same officer and director as the Company’s former officer and director, Robert Bubeck, determined that the business of the acquired company was not significant enough to devote additional resources to and therefore chose not to expand the operations of the acquired entity but instead to pursue another acquisition. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company’s operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company’s control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS MAY LIMIT POSSIBLE BUSINESS COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and/or acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise, and managerial capabilities than the Company, and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

NO GUARANTEED BUSINESS COMBINATION. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. The Company has no operations to date. Other than issuing shares to its original shareholders, and selling shares in the offering, the Company never commenced any operational activities. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. Accordingly, the Company may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY MAY LIMIT BUSINESS COMBINATIONS. While seeking a business combination, management anticipates devoting between five and ten hours per month to the business of the Company. The Company’s officers have not entered into written employment agreements with the Company and are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officers and directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of these individuals would adversely affect development of the Company’s business and its likelihood of continuing operations.

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CONFLICTS OF INTEREST MAY RESULT IN A LOSS OF BUSINESS OR FAILURE TO COMPLETE A MERGER OR ACQUISITION OR TO DO SO AT LESS PROFIT. The Company’s officers and directors currently participate and may in the future participate in other business ventures which compete directly with the Company. Additional conflicts of interest and non-arm’s length transactions may also arise in the future in the event the Company’s officers and directors are involved in the management of any firm with which the Company transacts business.

CONFLICTS RELATING TO THE LOCATION OF MERGER/ACQUISITION CANDIDATES. Our officers and directors are not full-time employees of our company and are actively involved in other business pursuits. Since our officers and directors are not required to devote any specific amount of time to our business, they will experience conflicts in allocating their time among their various business interests.

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION. The Company was delinquent in filing required periodic reports with the SEC under the Securities Exchange Act of 1934, as amended, after initial effectiveness of the Company’s registration statement of which this prospectus is a part because of a delay in completing our financial statements required to be included in each of those periodic reports, and there is no guarantee that the Company will be able to file required reports with the SEC hereafter. Additionally, the Company will be required to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Securities Exchange Act of 1934, as amended, are applicable.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION MAY LIMIT BUSINESS COMBINATIONS. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

LACK OF DIVERSIFICATION MAY LIMIT FUTURE BUSINESS. The Company’s proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company’s activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company’s inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company’s operations.

POSSIBLE INVESTMENT COMPANY ACT REGULATION MAY INCREASE COSTS. Although the Company will be subject to regulation under the Securities Exchange Act of 1934, as amended, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, as amended, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which results in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and would be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the SEC as to the status of the Company under the Investment Company Act of 1940, and, consequently, any violation of such Act would subject the Company to material adverse consequences.

POTENTIAL CHANGE IN CONTROL AND MANAGEMENT MAY RESULT IN UNCERTAIN MANAGEMENT FUTURE. A business combination involving the issuance of the Company’s common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. The resulting change in control of the Company could result in removal of the present officers and directors of the Company and a corresponding reduction in or elimination of their participation in the future affairs of the Company. Additionally, if the Acquisition which is currently pursued by the Company and Genvor is abandoned, the present officers and directors of the Company, which were appointed in connection with entering into the Purchase Agreement to acquire Genvor, may choose to resign or otherwise be removed as officers and directors of the Company.

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REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION MAY RESULT IN DILUTION. The Company’s primary plan of operation is based upon a business combination with a private concern, which may result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

If the Company consummates the Acquisition of Genvor, the Company’s founding shareholders, including its former officers and directors, will transfer 19,000,000 of their 20,000,000 shares of Company common stock to Genvor’s shareholders. While that transfer would not dilute other shareholders of the Company, it would constitute a change in control of the Company. After the Acquisition, the Company’s management would have discretion to issue shares of Company common stock, or other equity or debt securities of the Company, to raise capital to further Genvor’s plan of operations, which would likely result in dilution to the Company’s shareholders.

DISADVANTAGES OF BLANK CHECK OFFERING MAY DISCOURAGE BUSINESS COMBINATIONS. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company and the requirements of a post-effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information.

FEDERAL AND STATE TAXATION OF BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company’s securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind pool or “blank-check” securities. Accordingly, investors should consider any potential secondary market for the Company’s securities to be a limited one.

NO ASSURANCE SHARES WILL BE SOLD MAY LIMIT FUTURE OPERATING CAPITAL. To date, the Company has sold a total of 985,000 shares to eleven investors. The offering proceeds are being held in trust and may not be released from Escrow, and the Shares will not actually be issued to the investors, until the relevant provisions of Rule 419 described herein have been satisfied, and there is no guarantee that the Escrowed Funds will ever be released from Escrow, or that the Shares will ever be issued.

The 1,000,000 Shares originally registered in the offering were to be offered directly by the Company, and no individual, firm, or corporation agreed to purchase or take down any of the Shares. No assurance can be given that any or all of the Shares will be definitively sold and ultimately issued after release from Escrow as described herein, or that the Company will ever receive proceeds from the sale of the Shares.

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ARBITRARY OFFERING PRICE MEANS SHARES MAY NOT REFLECT FAIR MARKET VALUE. The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that even if a public trading market develops for the Company’s securities, the Shares will attain market values commensurate with the Offering Price.

NO ASSURANCE OF SUCCESSFUL MARKETING EFFORTS MAY RESULT IN FAILURE OF THE BUSINESS. One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies that are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful. Lack of identification and completion of a successful merger/acquisition will render the shares sold hereunder worthless.

NO PUBLIC MARKET FOR COMPANY’S SECURITIES MAY LIMIT THE LIQUIDITY OF THE SHARES. Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop, or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company’s results of operations, and general market conditions. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. Movements in prices of stock may also affect the market price for our stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

SHARES ELIGIBLE FOR FUTURE SALE MAY INCREASE THE SUPPLY OF SHARES ON THE MARKET. All of the 20,000,000 shares of Company common stock currently outstanding, which are held by the Company’s founding shareholders and former management, have been issued in reliance on private placement exemptions under the Securities Act of 1933, as amended (the “Securities Act”). While 1,000,000 of such shares are being registered for resale hereunder, the balance of such shares will not be available for sale in the open market except in reliance upon Rule 144 promulgated under the Securities Act or another available exemption from the registration requirements of the Securities Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the shares owned by the founding shareholders of the Company eligible for sale in the future, which may adversely affect the market price of the Company’s common stock. The Company is a “shell” company, and as such, holders of our restricted or control securities will not be able to sell their securities in reliance on Rule 144 until such time, if ever, as we meet the requirements of Rule 144(i)(2), which requires the Company to cease to be shell company and file registration-type information with the SEC regarding operations of the Company which made the Company cease to be shell company. The Company is authorized to issue 300,000,000 shares of common stock. The issuance of these shares in the future presents the possibility of dilution of existing ownership.

SUBSCRIPTIONS IRREVOCABLE. Investors’ subscriptions are irrevocable, and therefore investors’ funds may be held in escrow for longer than a year, and investors will receive no return on invested funds because the escrow account will be non-interest bearing.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. See the section titled “Plan of Operation” below for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various acquisition efforts within the dollar limits established in the table below.

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The Company intends to use all of the proceeds from this offering for an acquisition as follows:

	Minimum			50% of Maximum			Maximum
Application Of Proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds

Total Offering Proceeds	$5,000	100%		$10,000	100%		$20,000	10100%

Net Offering Proceeds *	$4,500	90%	100%	$9,000	90%	100%	$20,000	90%	100%

Total Use of Proceeds	$5,000	$100%		$10,000	$100%		$20,000	$100%

*Funds remaining after removal of the 10% of the funds invested which may immediately be delivered to the Company under Rule 419.

To date, the Company has sold a total of 985,000 shares to eleven investors at $0.02/share under the offering for gross proceeds of $19,700 under the offering.

If the Acquisition of Genvor closes, the Company intends 100% of the offering proceeds in Escrow to be released directly to the Company and to then be used by the Company as general working capital to continue operations.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue, or that the securities will ever trade at a price higher than the offering price.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

MARKET FOR OUR COMMON STOCK

Market Information

As of the date of this prospectus, there is no public market for common stock of the Company. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will ever develop. The Company and its officers and directors make no representation about the present or future value of our common stock. Other than pursuant to certain exceptions permitted by Rule 419, no trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

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As of the date of this prospectus, (i) there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Allure Worldwide, Inc; (ii) there are currently 20,000,000 shares of our common stock held by our officers and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act; and (iii) other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholders.

All of the presently outstanding shares of common stock (20,000,000 shares) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Pursuant to the Rule 144 promulgated under the Securities Act, one year must elapse from the time a “shell company,” as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or an issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Holders

As of the date of this prospectus, the Company has 20,000,000 shares of $0.001 par value common stock issued and outstanding held by five (5) shareholders of record.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

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This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our production and technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and (e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis” or “Plan of Operation” and “Description of Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DILUTION

We had a negative net tangible book value as of June 30, 2020, of approximately ($0.0002) per share of our common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the offering.

The Company’s current shareholders acquired shares at a cost substantially less than $0.02 per share, whereas outside investors purchasing shares in the offering will pay a price of $0.02 per share. Further, the net tangible book value per share after the offering but prior to any new offerings is expected to be approximately $0.0001 per share, assuming all 1,000,000 shares being offered by the Company are sold at $0.02 per share, and after deducting estimated offering expenses payable by us. Therefore, outside investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company’s common stock after completion of this Offering. The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	$0.02	0.02	0.02	0.02
Net tangible book value per share before offering	$(0.0002)	(0.0002)	(0.0002)	(0.0002)
Increase per share attributable to investors	$0.0003	0.0001	(0.0002)	(0.0004)
Pro forma net tangible book value per share after offering	$0.0001	(0.0001)	(0.0004)	(0.0006)
Dilution per share to investors	$0.0199	0.0201	0.0204	0.0206

SELLING SECURITY HOLDERS

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the Selling Security Holders as of June 30, 2021, September 30, 2020 and 2019, and the number of shares of common stock being offered by the Selling Security Holders. The 1,000,000 shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares for resale from time to time. However, the Selling Security Holders are under no obligation to sell all or any portion of such shares, nor are the Selling Security Holders obligated to sell any shares immediately upon effectiveness of the registration statement of which this prospectus is a part. All information with respect to share ownership has been furnished by the Selling Security Holders.

Name of Selling Security Holder	Number of Shares Owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares Held After the Offerings	Percentage of Total Issued and Outstanding after the Offerings (1)
Robert Bubeck (2)	5,000,000	250,000	4,750,000	22.6%
Benny Doro	800,000	40,000	760,000	3.6%
Margarent McLaughlin (3)	5,000,000	250,000	4,750,000	22.6%
Lawson Pedigo	4,600,000	230,000	4,370,000	20.8%
John Gladdis	4,600,000	230,000	4,370,000	20.8%
Total	20,000,000	1,000,000	19,000,000	90.5%

(1)

Assumes all of the Primary Offering and Secondary Offering shares of common stock offered in this prospectus are issued and sold, and no other shares of common stock are issued or sold during the offering period. Based on (i) 20,000,000 shares of common stock issued and outstanding as of the date of this prospectus, and (iii) 1,000,000 shares of common stock being sold in the Primary Offering, such that 21,000,000 shares of common stock would then be considered issued and outstanding.

(2)	Robert Bubeck was our President and a member of our Board of Directors until January 12, 2021, when he resigned.

(3)	Margaret McLaughlin was our Secretary and a member of our Board of Directors until January 12, 2021, when she resigned.

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The selling shareholders may be deemed to be underwriters; as such, they will be subject to the applicable prospectus delivery and liability provisions of the Securities Act.

We may require the Selling Security Holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 8 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Plan of Operation

Allure Worldwide, Inc. (the “Company”) was incorporated on September 26, 2018. The Company’s focus has been to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities.

Except as described below in connection with the Genvor Acquisition, the Company has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition.

The Company will obtain audited financial statements of a target entity. The Board of Directors does intend to obtain certain assurances of value of the target entity’s assets prior to consummating such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes if applicable. In the event that no such assurances are provided the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Company has no full-time employees. The Company’s officers have agreed to allocate a portion of their time to the activities of the Company, without compensation. Consequently, conflicts of interest may arise with respect to the limited time commitment by such officer.

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The Company has filed the registration statement of which this prospectus is a part on a voluntary basis because the primary attraction of the Company as a merger partner or acquisition vehicle would be its status as an SEC reporting company. Any business combination or transaction could result in a significant issuance of shares and substantial dilution to present stockholders of the Company.

General Business Plan

The Company’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will upon effectiveness be required to file periodic reports as required by Section 15(d) of the Exchange Act, and also that the Company intends to file a Form 8-A with the SEC, registering the Company under Section 12(g) of the Exchange Act within 5 business days of the effectiveness of the post-effective amendment to the registration statement of which this prospectus is a part, which Form 8-A will register the Company’s common shares under the Exchange Act. Upon the effectiveness of such registration statement, the Company will be required to report pursuant to Section 13 of the Exchange Act.

The Company will not restrict its search to any specific business, industry, or geographical location, and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company’s virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, limited capital with which to provide the owners of business opportunities with any significant cash or other assets. It is management’s belief that funds raised from the offering should be sufficient to merge with or acquire an acquisition target since management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The costs of an initial public offering may include substantial attorney and auditor fees and the time factor can vary widely and is unpredictable. A business combination with the Company may eliminate some of those unpredictable variables as the initial review process on a large active business can extend to over a year, requiring multiple audits and opinions prior to clearance. On the other hand, a business combination with the Company may raise other variables such as the history of the Company having been out of the target’s control and knowledge. Thus, an acquisition target would have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing current and period reports on Form 8-K, 10-Q and 10-K, agreements and related reports and documents required to be filed with the SEC. If an entity is deemed a “shell company,” the Current Report on Form 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. Once deemed a “shell company,” Rule 144 imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Exchange Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the Exchange Act. Nevertheless, the officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

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The analysis of new business opportunities will be undertaken by, or under the supervision of, the Company’s officers and directors, who are not professional business analysts. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations the Company’s officers and shareholders. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merge with any company for which audited financial statements cannot be obtained.

Management of the Company, while not experienced in matters relating to the new business of the Company, will rely upon their own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company’s legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company’s management has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

Acquisition Opportunities Generally

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is possible that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company’s directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company’s shareholders.

Robert Bubeck, Benny Doro, Lawson Pedigo, John Gladdis, and Margaret McLaughlin’s shares must be sold at $0.02 per share, if at all, during the offering period. It is anticipated that, after the offering period is closed, Robert Bubeck, Benny Doro, Lawson Pedigo, John Gladdis, and Margaret McLaughlin may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a negotiated price. No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

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It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a “shell” company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company’s securities may have a depressive effect on the value of the Company’s securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event, and thereby structure the acquisition in a so-called “tax-free” reorganization under Sections 368a or 351 of the Internal Revenue Code (the “Code”).

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company, which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company’s assets and liabilities, the Company’s shareholders will, in all likelihood, hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company’s then-shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity that cannot provide independent audited financial statements. The Company will need to file such audited statements as part of its post-effective amendment (reconfirmation). The Company will be subject to all of the reporting requirements of the Exchange Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Current Report on Form 8-K to be filed with the SEC upon consummation of a merger or acquisition, as well as the Company’s audited financial statements included in its Annual Report on Form 10-K. In the event that a previously approved target acquisition was later voided by management, shareholders may be left without an operating company, and thus the value of their shares would be greatly diminished.

Genvor Acquisition

On January 11, 2021, the Company entered into an Exchange Agreement (the “Purchase Agreement”) with Genvor Inc., a Delaware corporation (“Genvor”) to acquire (the “Acquisition”) Genvor in consideration of (i) the payment of $150,000 by Genvor to Allure (the “Cash Acquisition Price”); (ii) Allure’s founding shareholders transferring 19,000,000 shares of common stock to Genvor’s shareholders, constituting 95% of Allure’s 20,000,000 total outstanding shares; and (iii) Allure’s founding shareholders retaining 1,000,000 shares of Allure’s common stock. Pursuant to the Purchase Agreement, after closing of the Acquisition and for a period of two years following commencement of trading of Allure’s common stock, the parties agreed that Allure will make additional issuances of Allure’s common stock to the founding shareholders to ensure that in the aggregate they maintain their 5% ownership of Allure’s outstanding common stock.

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Shareholders are now being asked to reconfirm their investments now that the Company has entered into the Purchase Agreement to acquire Genvor in the Acquisition. The Acquisition will not be completed unless at least 80% of the investors reconfirm their investments.

At the closing of the Acquisition, which is contingent upon receipt of sufficient investor reconfirmations under Rule 419, and the satisfaction of the other requirements of Rule 419 described elsewhere in this prospectus, the Company will acquire Genvor, and Genvor will become a wholly-owned subsidiary of the Company.

Genvor is an agricultural technology company focused on developing disease-resistant and nutritionally enhanced seed varieties and related technologies. Genvor has made the required payment of the Cash Acquisition Price, and Allure’s founding shareholders have approved the Acquisition and transferring 19,000,000 of their 20,000,000 shares of Company common stock to Genvor’s shareholders upon closing of the Acquisition.

Genvor’s business information and financial statements, including pro forma financial statements as if the acquisition of Genvor by the Company had occurred previously, are included below beginning on pages 39 and F-22, respectively.

Competition

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company’s combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company’s competitors.

Where You Can Find our Reports

Any person or entity may read and copy our reports with the Commission at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Room by calling the Commission toll free at 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov where reports, proxies and other disclosure statements on public companies may be viewed by the public.

Results of Operations for the Year Ended September 30, 2020, Compared to the Year Ended September 30, 2019

Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto for the years ended September 30, 2020 and 2019, and related management discussion herein.

Our financial statements are stated in U.S. Dollars and are prepared in accordance with generally accepted accounting principles of the United States (“GAAP”).

Going Concern Qualification

Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern. The Company has incurred cumulative net losses of $40,716 since inception and requires capital for contemplated operational activities to take place. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include raising additional capital through sales of equity or debt securities as may be necessary to pursue such business plans and sustain operations until such time as the Company can merge with or be acquired by another entity. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern.

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Our operating results for the years ended September 30, 2020 and 2019, and the changes between those periods for the respective items, are summarized as follows:

	Year Ended
	September 30,		Change
	2020	2019	Amount
Operating loss	$(4,870)	$(6,000)	$1,130
Net loss	$(4,870)	$(6,000)	$1,130

Revenues

We did not earn any revenues during the year ended September 30, 2020 or 2019.

Operating Loss

Our loss from operations decreased to $4,870 during the year ended September 30, 2020, from an operating loss of $6,000 in the comparative year ended September 30, 2019. The following table presents operating expenses for the years ended September 30, 2020 and 2019:

	Year Ended
	September 30,		Change
	2020	2019	Amount	Percentage
General and administrative expenses	$4,870	$6,000	$(1,130)	(19%)
Total Operating Expenses	$4,870	$6,000	$(1,130)	(19%)

We realized a decrease of $1,130 in general and administrative expenses during the year ended September 30, 2020, as compared to the same period in the prior fiscal year.

Net Loss

The Company incurred a $4,870 net loss during the year ended September 30, 2020, compared to net loss of $6,000 in the prior fiscal year. This is primarily due to lower general and administrative expenses during the year ended September 30, 2020.

Liquidity and Capital Resources

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next twelve months. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. We plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

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Working Capital

The following table presents our working capital position as of September 30, 2020 and 2019:

	As of
	September 30,		Change
	2020	2019	Amount	Percentage
Cash	$-	$-	$-	0%
Current Assets	-	-	-	0%
Current Liabilities	17,346	15,846	1,500	9%
Working Capital	$(17,346)	$(15,846)	$1,500	9%

The change in working capital during the year ended September 30, 2020, was primarily due to a increase in current liabilities of $1,500. Current liabilities increased due to incurring general and administrative expenses.

Cash Flow

We fund our operations with cash received from advances from officers and related parties and issuances of equity.

The following tables presents our cash flow for the years ended September 30, 2020 and 2019:

Year Ended
September 30,
	2020	2019
Cash provided by operating activities	$-	$-
Cash provided by investing activities	-	-
Cash provided by financing activities	-	-
Net change in cash for the period	$-	$-

Cash Flows from Operating Activities

We did not generate positive cash flows from operating activities for the years ended September 30, 2020 or 2019.

For the years ended September 30, 2020 and 2019, net cash flows for operating activities were $0 since capital contributions from a shareholder were used to pay expenses. To date, a bank account has not been established.

Cash Flows from Investing Activities

For the years ended September 30, 2020 and 2019, no cashflows were provided by or used in investing activities.

Cash Flows from Financing Activities

For the years ended September 30, 2020 and 2019, no cashflows were provided by or used in financing activities.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, depreciable lives of the web site and property and equipment, valuation of warrant and beneficial conversion feature debt discounts, valuation of share-based payments and the valuation allowance on deferred tax assets.

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Investments in Equity

We measure all equity investments that do not result in consolidation and are not accounted for under the equity method at fair value with the change in fair value included in net income. We use quoted market prices to determine the fair value of equity securities with readily determinable fair values. For equity securities without readily determinable fair values, we have elected the measurement alternative under which we measure these investments at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. Management assesses each of these investments on an individual basis.

Results of Operations for the Six Months Ended June 30, 2021, Compared to the Six Months Ended June 30, 2020

Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto for the three and nine months ended June 30, 2021 and 2020, and related management discussion herein.

Our financial statements are stated in U.S. Dollars and are prepared in accordance with generally accepted accounting principles of the United States (“GAAP”).

Going Concern Qualification

Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern. The Company has incurred cumulative net losses of $40,716 from its inception to June 30, 2021, and requires capital for its contemplated operational and marketing activities to take place. The Company’s ability to raise additional capital through debt or future issuances of capital stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern.

For the Three Months Ended June 30, 2021 and 2020:

Our operating results for the three months ended June 30, 2021 and 2020, and the changes between those periods for the respective items, are summarized as follows:

Three Months Ended
	June 30,		Change
	2021	2020	Amount
Operating loss	$-	$-	$-
Other expense	-	-	-
Net loss	$-	$-	$-

During the three months ending June 30, 2021 and 2020, respectively, the Company had an operating loss of $-0-.

For the Nine Months Ended June 30, 2021 and 2020:

Our operating results for the nine months ended June 30, 2021 and 2020, and the changes between those periods for the respective items, are summarized as follows:

	Nine Months Ended
	June 30,		Change
	2021	2020	Amount
Operating loss	$-	$(870)	$870
Other expense	-	-	-
Net loss	$-	$(870)	$870

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Revenues

We did not earn any revenues during the nine months ending June 30, 2021 or 2020.

Operating Loss

During the nine months ending June 30, 2021 and 2020, the Company had an operating loss of $-0- and $870, respectively. The following table presents operating expenses for the nine-month periods ending June 30, 2021 and 2020:

	Nine Months Ended
	June 30,		Change
	2021	2020	Amount	Percentage
Consulting Fees	$-	$-	$-	-
General and administrative expenses	-	870	(870)	(100%)
Total Operating Expenses	$-	$870	$(870)	(100%)

Net Loss

The Company incurred a net loss of $-0- and $870, respectively, during the nine months ended June 30, 2021 and 2020.

Liquidity and Capital Resources

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next twelve months. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. We plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Working Capital

The following table presents our working capital position as of June 30, 2021, and September 30, 2020:

	As of	As of
	June 30,	September 30,	Change
	2021	2020	Amount	Percentage
Cash	$-	$-	$-	-
Current Assets	-	-	-	-
Current Liabilities	3,846	17,346	(13,500)	(78%)
Working Capital	$(3,846)	$(17,346)	$(13,500)	(78%)

The change in working capital during the nine months ended June 30, 2021, was due to a decrease in current liabilities of $13,500. Current liabilities decreased due to capital contribution from a shareholder to pay expenses.

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Cash Flow

We fund our operations with cash received from advances from officers and related parties and issuances of equity.

The following tables presents our cash flow for the nine months ended June 30, 2021 and 2020:

Nine Months Ended
June 30,
	2021	2020
Cash provided by operating activities	$-	$-
Cash provided by investing activities	-	-
Cash provided by financing activities	-	-
Net change in cash for the period	$-	$-

Cash Flows from Operating Activities

For the nine months ended June 30, 2021 and 2020, no cashflows were provided by or used in operating activities.

Cash Flows from Investing Activities

For the nine months ended June 30, 2021 and 2020, no cashflows were provided by or used in investing activities.

Cash Flows from Financing Activities

For the nine months ended June 30, 2021 and 2020, no cashflows were provided by or used in financing activities.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

DESCRIPTION OF BUSINESS

The Company was incorporated on September 26, 2018, under the laws of the State of Florida, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has had no operations to date. Other than issuing shares to its original shareholders, the Company never commenced any operational activities. Effective as of November 18, 2019, the Company redomiciled to Nevada.

The Company was formed by Robert Bubeck and Margaret McLaughlin for the purpose of creating a corporation that could be used to consummate a merger or acquisition. Robert Bubeck served as President, Treasurer and Director, and Margaret McLaughlin served as Secretary and Director, until January 12, 2021, when they each resigned in connection with entering into the Purchase Agreement with Genvor, and Genvor’s officers and directors were appointed as the Company’s officers and directors.

Mr. Bubeck, former President, Treasurer and Director, elected to commence implementation of the Company’s principal business purpose described above under “Plan of Operation.” As such, the Company can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a “blank check” company. Many states have enacted statutes, rules, and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company’s securities until such time as the Company has successfully implemented its business plan described herein. In order to provide assurances that no trading will occur in the Company’s securities until a merger or acquisition has been consummated, all shares will be placed in escrow, and will not be released until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of the Company’s securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder’s ability to sell their respective securities before such closing.

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The Company is an emerging growth company under the Jumpstart Our Business Startups (JOBS) Act. The Company shall continue to be deemed an emerging growth company until the earliest of the following:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under JOBS Act;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a “large accelerated filer,” as defined in Section 240.12b-2 of Title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, the Company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the Company is exempt from Section 14A and B of the Securities Exchange Act of 1934, which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

The Company plans to rely exclusively on the services of our officers and director to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees of the Company. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

The Company’s office space is provided free of charge by its officer and director, Brad White. The Company does not own or lease any other property.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth information with respect to persons who are serving as directors and officers of the Company. Each director holds office until the next annual meeting of shareholders or until his successor has been elected and qualified.

Name	Age	Position

Brad White	57	Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director (1)
Clayton Yates	45	Chief Scientific Officer, Director (1)
Jesse Jaynes	70	Chief Research Officer, Director (1)

__________

(1) Appointed on January 12, 2021.

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Biographies of Directors and Officers

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Brad White brings over 28 years of experience in the field of business development with a passion for moving business concepts and technology to commercial application. Brad has extensive expertise in seed business start-up and growth, strategic planning, and research management. He is a proven driver of company revenue and in negotiating game changing deals with major institutions globally. Mr. White has traveled to and transacted business on every continent, and he has a deep understanding of the business processes and cultural etiquette within and across key countries. Prior to joining Genvor in 2018, Mr. White was a founding Partner of Alpha Financial Technologies (AFT) where he co-created the world’s first publicly traded suite of commodity indexes. While acting as Global Head of Business Development during his 13-year tenure with AFT, his company reached peak index assets (AUM) of over $13 billion. Mr. White holds his Bachelors of Business Administration from The University of Texas and Master of Arts, Legal Studies from Arizona State University.

Dr. Clayton Yates, Ph.D., co-founded Genvor in 2018 and is Chairman of the Board of Genvor. His research is currently funded by the National Cancer Institute (NCI) and Department of Defense (DOD) Congressionally Medical Directed Research Programs. Dr. Yates is also scientist at Tuskegee University, focused on identifying molecular targets for therapeutic intervention in prostate, breast, and pancreatic cancers. Dr. Yates received his initial training at the University of Pittsburgh School of Medicine in the Department of Cellular and Molecular Pathology. He completed additional training in Tissue Engineering and Regenerative Medicine jointly from the McGowan Institute for Regenerative Medicine and Massachusetts Institute of Technology (MIT). Dr. Yates completed his post-doctoral training at Emory University School of Medicine in the Department of Molecular Urology.

Dr. Jesse Jaynes, Ph.D., co-founded Genvor in 2018 as well, and he leads the research for Genvor and manages ongoing, critical communication with our outside research and development partners and associations. Dr. Jaynes is one of the world’s leading authorities on therapeutic peptide design and has vast experience in drug development for various applications, including agriculture, animal health, wound healing, and oncology. Dr. Jaynes’ research is funded by USDA, NSF, and NIH. He has more than 60 United States and foreign patents and has authored over 100 scientific journal articles. Over the past 15 years, Dr. Jaynes has served on the board of numerous life science companies and is currently the Chief Technology Officer for the National Cancer Coalition. Dr. Jaynes is a Professor of Biochemistry at Tuskegee University. Dr. Jaynes completed his doctoral training at Brigham Young University, Utah.

We believe that Mr. White’s business development experience, and Dr. Yates’s and Dr. Jaynes’ academic and scientific expertise and relationships, qualify them to serve as members of the Company’s Board of Directors.

There are no family relationships among any of our directors and executive officers.

Our directors are elected at the annual meeting of the shareholders, with vacancies filled by the Board of Directors, and serve until their successors are elected and qualified, or their earlier resignation or removal. Officers are appointed by the board of directors and serve at the discretion of the board of directors or until their earlier resignation or removal. Any action required can be taken at any annual or special meeting of stockholders of the corporation which may be taken without a meeting, without prior notice and without a vote, if consent of consents in writing setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office, its principle place of business, or an officer or agent of the corporation having custody of the book in which the proceedings of meetings are recorded.

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Indemnification of Directors and Officers

Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law. Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise. Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that the Company shall indemnify its directors to the fullest extent permitted by the NRS and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever; and the Company may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Director Compensation

Our directors have not been paid any fees for their role as directors.

29

Involvement on Certain Material Legal Proceedings During the Last Ten Years

No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

Directors’ and Officers’ Liability Insurance

The Company does not have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee or financial expert. Management has determined not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. As such, our entire Board of Directors acts as our audit committee. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Auditor

Our independent registered public accounting firm is:

Turner, Stone & Company, L.L.P.

12700 Park Central Dr., Ste. 1400

Dallas, TX 75251

Phone: (972) 239-1660

Code of Ethics

The Company currently does not have a Code of Ethics.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

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Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Involvement in Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Other than disclosed herein, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

EXECUTIVE COMPENSATION

Compensation of Executives & Directors

The table below sets forth, for our last two fiscal years ending September 30, 2020 and 2019, the compensation earned by our executive officers and former executive officers.

						Option
			Deferred			and	All Other
Name and			Compen-		Stock	Warrant	Compen-
Principal Position		Salary	sation	Bonus	Awards	Awards	sation	Total

Brad White	2020	$-	$-	$-	$-	$-	$-	$-
Chief Executive Officer, Chief Financial Officer, and Director (1)	2019	$-	$-	$-	$-	$-	$-	$-

Dr. Clayton Yates	2020	$-	$-	$-	$-	$-	$-	$-
Chief Scientific Officer, Director (1)	2019	$-	$-	$-	$-	$-	$-	$-

Dr. Jesse Jaynes	2020	$-	$-	$-	$-	$-	$-	$-
Chief Research Officer, Director (1)	2019	$-	$-	$-	$-	$-	$-	$-

Robert Bubeck	2020	$-	$-	$-	$-	$-	$-	$-
Former Chief Executive Officer, Former Chief Financial Officer, Former President & Treasurer, Former Director (2)	2019	$-	$-	$-	$-	$-	$-	$-

Margaret McLaughlin	2020	$-	$-	$-	$-	$-	$-	$-
Former Secretary, Former Director (2)	2019	$-	$-	$-	$-	$-	$-	$-

__________

(1)	Appointed on January 12, 2021.
(2)	Resigned on January 12, 2021.

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No compensation was earned by or paid to our officers and directors during the fiscal years ending September 30, 2020 and 2019.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

The Company does not have employment or director agreements with its officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s common stock (and preferred stock) as of June 30, 2021, for (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 13155 Noel Road, Suite 900, Dallas, Texas, 75240.

Name of Beneficial Owner	Number of Shares Owned (1)	Percentage Owned (1)

Brad White	-	-
Dr. Clayton Yates	-	-
Dr. Jesse Jaynes	-	-
All officers and directors as a group (3 persons)	-	-
Robert Bubeck (2)	5,000,000	25%
Margaret McLaughlin (2)	5,000,000	25%
Lawson Pedigo	4,600,000	23%
John Gladdis	4,600,000	23%

____________

(1)

Applicable percentage of ownership is based on 20,000,000 total shares comprised of our common stock outstanding (as defined below) as of June 30, 2021. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options and/or warrants exercisable currently or within 60 days of June 30, 2021, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Former officer and director.

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PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by five shareholders. Therefore, the current and potential market for our common stock is limited, and the liquidity of our shares may be severely limited. Other than pursuant to certain exemptions permitted by Rule 419, no trading in the common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor, or that we will ever be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop, or that our common stock will ever be listed or quoted for trading.

If our common stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

Checks payable as disclosed herein received in connection with sales of our securities will be transmitted immediately into an Escrow Account until the offering is closed. There can be no assurance that all, or any, of the shares will be sold. The shares from Robert Bubeck, Benny Doro, Lawson Pedigo, John Gladdis, and Margaret McLaughlin will not be placed into the Escrow Account.

Brad White, our CEO and Director, Dr. Clayton Yates, our CSO and Director, Dr. Jesse Jaynes, our CRO and Director, Robert Bubeck, our former President and Director, and Margaret McLaughlin, our former Secretary and Director, are all considered underwriters for the purposes of this offering. Benny Doro, Margaret McLaughlin, Lawson Pedigo, and John Gladdis are promoters for the purpose of this offering.

There can be no assurance that all, or any, of the shares will be sold and released from Escrow. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

The Primary Offering is a “Blank Check” offering subject to Rule 419 of Regulation C promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The offering proceeds and the securities to be issued to investors are required to be deposited in an escrow account (non-interest bearing) (such escrow account, the “Escrow Account,” such offering proceeds the “Deposited Funds,” and such securities the “Escrow Securities”). 985,000 Shares were sold to eleven investors in the Primary Offering (the Escrow Securities), $19,700 in Deposited Funds are being held in the Escrow Account, and the Escrow Securities have not yet been issued by the Company and will not be until the requirements for Escrow release described below have been met.

While held in the Escrow Account, Rule 419 requires that the Offering Securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules promulgated thereunder. Except for an amount up to 10% of the Deposited Funds otherwise releasable to the Company upon completion of the offering pursuant Rule 419(b)(2)(vi), the Deposited Funds and the Escrow Securities may not be released until an acquisition meeting certain specified criteria (see the section titled “Plan of Distribution” herein) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated.

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It is a requirement under Rule 419(e) promulgated under the Securities Act that the net assets or fair market value of any business to be acquired in the acquisition must represent at least 80% of the maximum proceeds in the Primary Offering. This acquisition may be consummated using proceeds of the Primary Offering, loans or equity. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements of the acquisition candidate, will be delivered to all investors in the Primary Offering. The Company must return an investor’s funds to any investor who does not elect to remain an investor (each investor will receive a return of their funds held in escrow less the up-to-10% portion of proceeds which may be provided to the Company). Unless sufficient investors (investors constituting at least 80% of the funds raised pursuant to the terms of the escrow agreement agreed to by the Company) elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, the Primary Offering would be terminated, and all investors will receive the return of their deposited funds (minus up to 10%, which may be released to the Company upon completion of the Primary Offering), and none of the Escrow Securities will be issued to investors. The funds to be received by investors in that event would not include the portion of proceeds (up to 10%) which may be released to the Company. In the event an acquisition is not consummated within 18 months of the effective date of the initial Registration Statement (within 18 months of May 13, 2020), the deposited funds will be returned to all investors (each investor will receive a return of his funds held in escrow less the up-to-10% portion of proceeds to be provided to the Company). Until 90 days after the date funds and securities are released from the Escrow Account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

The proceeds from the sale of the Shares in the offering are payable to Branch Banking & Trust Company fbo Allure Worldwide, Inc (the Escrow Account), with proceeds deposited in a non-interest bearing account until the escrow conditions are met. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds net of amounts releasable under Rule 419 for expenses (up to 10%) will be held in the Escrow Account until the earlier of: (i) consummation of an acquisition meeting the requirements of Rule 419; or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated and no funds shall be released to the Company until such a time as the escrow conditions are met other than up to 10% as disclosed herein. In the event that 18 months have passed from the date of the prospectus and no such acquisition has been consummated, net funds shall be returned pro rata to investors. Securities will be released to investors upon the consummation of an acquisition meeting the requirements of Rule 419. The escrow agent will continue to receive or hold funds and perform disbursements required or allowed under Rule 419 until either (i) consummation of an acquisition meeting the requirements of Rule 419; or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated. Thereafter, the escrow agreement shall terminate. The fee of the Escrow Agent is $2,500.00 (see Exhibit 99.1). The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system, as reflected in the records of the escrow agent, is the only factor assessed in determining whether the minimum offering condition has been met. Branch Banking & Trust Company will act as escrow agent and trustee for investors, and it will make the determination based solely on its account records. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.2) and sending it to the Company together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales will be at a fixed price of $0.02 per share until our shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or prices negotiated in private transactions. The Selling Security Holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this prospectus is declared effective by the Commission;
•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

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The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. For more information, see the section titled “Rule 144” herein on page 37.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 462(c) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTCQB at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

Upon our being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a post-effective amendment to this prospectus will be filed, if required, pursuant to Rule 462(c) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s). In addition, upon our being notified in writing by a Selling Security Holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a post-effective amendment to this prospectus will be filed if then required in accordance with applicable securities law.

Prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

The Selling Security Holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holder’s business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

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We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares in both the Primary Offering and Secondary Offering.

All sales by the Company to the public through the direct Primary Offering will be issued directly from the Company to the subscriber as a proceeds-generating offering for the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

During the period ended September 30, 2018, Robert Bubeck, the Company’s CEO at the time, paid $3,846 of expenses on behalf of the Company. The amount due to related party at both September 30, 2020 and 2019, is $3,846 and is due on demand and non-interest bearing.

During the year ended September 30, 2020, Robert Bubeck, the Company’s CEO at the time, paid $3,370 of accrued expenses on behalf of the Company. Since these amounts to the shareholder are not expected to be repaid, they have been accounted for as additional paid-in capital in the accompanying financial statements.

The Company does not own or rent property. The Company’s office space is provided by the Company’s officer, Brad White, at no charge.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, which has been filed as an exhibit to our registration statement of which this Prospectus is a part.

Common Stock

We are authorized to issue 300,000,000 shares of common stock, par value $0.001, of which 20,000,000 shares are issued and outstanding as of the date of this prospectus. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Preferred Stock

We are currently authorized to issue 20,000,000 shares of preferred stock, par value $0.001, none of which are issued and outstanding as of the date of this prospectus.

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Warrants and Options

Currently, there are no warrants or options outstanding, nor are there any other equity or debt securities convertible into common stock.

Security Holders

As of the date of this prospectus, there were 20,000,000 common shares issued and outstanding, which were held by 5 stockholders of record. Additionally, 985,000 Shares have been sold to eleven investors in the Primary Offering (the Escrow Securities), and such shares have not yet been issued by the Company and will not be until the requirements for Escrow release described above have been met.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

We have engaged Action Stock Transfer Corporation as the Company’s transfer agent to serve as agent for shares of our common stock. Our transfer agent’s contact information is as follows:

2469 E. Fort Union Blvd., Suite 214

Salt Lake City, UT 84121

http://www.actionstocktransfer.com/

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 20,000,000 shares of our common stock as of the date of this prospectus. All of the 1,000,00 shares registered in the Primary Offering, and 1,000,000 shares registered in the Secondary Offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The remaining 19,000,000 shares of common stock outstanding after this offering will be restricted as a result of applicable securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, or another available exemption from registration.

Rule 144

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). Additionally, since we are currently deemed to be a “shell company,” Rule 144 is unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

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Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-

1% of the number of shares of our common stock then outstanding, which would equal approximately 210,000 shares, based on the number of shares of our common stock outstanding as of the date of this prospectus (20,000,000), and assuming the 1,000,000 shares being registered in the Primary Offering are sold; or

-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Company or any of its parents, or subsidiaries, as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of Allure Worldwide, Inc. as of September 30, 2020 and 2019, have been included herein in reliance on the reports of (i) Turner, Stone & Company, L.L.P. an independent registered public accounting firm, and (ii) Adeptus Partners, LLC, an independent registered public accounting firm, given on the authority of those firms as experts in auditing and accounting. The legal opinion rendered by Brunson Chandler & Jones, PLLC, regarding our common stock to be registered on Form S-1 is as set forth in its opinion letter included in this prospectus. The address of Brunson Chandler & Jones, PLLC, is Walker Center, 175 S. Main Street, Suite 1410, Salt Lake City, Utah, 84111.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 16, 2020, we notified Adeptus Partners LLC (“Adeptus”) of their dismissal as our independent registered public accounting firm.

During our two most recent fiscal years and the interim period preceding the date of resignation, there were no disagreements with Adeptus on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Adeptus’s satisfaction, would have caused it to refer to the subject matter of the disagreement(s) in connection with any report it may have issued on our financial statements; and there were no “reportable events” as defined in Item 304(a)(1) of Regulation S-K of the Securities and Exchange Commission.

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On December 16, 2020, we engaged Turner, Stone & Company, L.L.P. (“Turner”) of Dallas, Texas, as our new independent registered public accounting firm. During the two most recent fiscal years, and the subsequent interim period through the date of engagement, neither we, nor anyone engaged on our behalf, consulted with Turner regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

The change in our independent public accountants was approved by our Board of Directors.

During the two most recent fiscal years ended September 30, 2020 and 2019, there have been no disagreements with the Adeptus or Turner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of such firms would have caused them to make reference thereto in their reports on our financial statements.

INFORMATION WITH RESPECT TO GENVOR’S BUSINESS PLAN

Genvor Purchase Agreement

On January 11, 2021, the Company entered into an Exchange Agreement (the “Purchase Agreement”) with Genvor Inc., a Delaware corporation (“Genvor”) to acquire (the “Acquisition”) Genvor in consideration of (i) the payment of $150,000 by Genvor to Allure (the “Cash Acquisition Price”); (ii) Allure’s founding shareholders transferring 19,000,000 shares of common stock to Genvor’s shareholders, constituting 95% of Allure’s 20,000,000 total outstanding shares; and (iii) Allure’s founding shareholders retaining 1,000,000 shares of Allure’s common stock.

The maximum proposed offering in the Primary Offering is $20,000, and thus the 80% threshold required by Rule 419 is $16,000 (the net assets or fair market value of any business to be acquired in the acquisition must represent at least 80% of the maximum proceeds in the Primary Offering, or $16,000). Genvor’s fair market value exceeds $16,000, as it had $509,188 and $499,052 in assets as of June 30, 2021, and December 31, 2020, respectively, such assets included intellectual property developed by the Company’s Chief Science Officer and Chief Research Officer, Dr. Yates and Dr. Jaynes, and the United States Department of Agriculture has awarded Genvor a Cooperative Research & Development Agreement, under which Genvor is currently developing disease resistant and nutritionally enhanced corn seed varieties using Genvor’s seed trait technology.

Genvor History

Genvor Inc. (“Genvor”) was incorporated under the laws of the State of Delaware on April 4, 2019, as Nexion Biosciences Inc., on January 22, 2020, its name was changed to Genvor Inc. Genvor develops plant-based defense technology designed to help farmers achieve global food security.

During May 2019, Genvor acquired Nexion Biosciences LLC (“NBLLC”) from a founder for nominal consideration. NBLLC was formed in the State of Delaware on December 28, 2018. During August 2020, the Company acquired Agromed LLC (“Agromed”) for the purpose of obtaining Agromed’s patent rights.

Genvor’s technology was developed by two university scientists, Dr. Clayton Yates and Dr. Jesse Jaynes, who shared a mission to develop crop protection technology designed to defend against crop diseases effecting both animals and humans alike. Genvor’s technology is currently being advanced by the USDA in corn seed varieties and with U.S. Sugar in citrus trees.

Genvor’s headquarters is located at 13155 Noel Road, Suite 900, Dallas, Texas, 75240.

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Genvor’s Plan of Operation

The United States Food and Agriculture Organization reports that annual global crop losses due to plant pathogens and viruses are now estimated to exceed $100 billion. Alarming to the FDA are the fungi “Aspergillus Flavus,” which produce Aflatoxins, a toxic and carcinogenic compound known to cause liver cancer in humans and animals. Aspergillus Flavus is also the second leading cause of “aspergillosis” in humans. Patients infected with Aspergillus flavus often have reduced or compromised immune systems.

The U.S. Food and Drug Administration estimates the annual cost of Aflatoxin contamination in the United States at approximately $500 million through two categories of loss: market rejection and animal health impacts. As a result, the United States Department of Agriculture (USDA) has imposed strict guidelines for crop inspection and discovery of diseased crops caused by Aflatoxins. Both planted fields and harvested crops that are found to be contaminated beyond permitted testing levels must be destroyed. As a result, farmers and growers can be exposed to catastrophic economic losses. This Aflatoxin problem has created a significant opportunity for agricultural companies who can develop the technology needed to defend against Aflatoxins.

Genvor’s Solution

Genvor’s technology is the only known solution that Genvor is aware of, which Genvor believes provides broad spectrum effectiveness against Aspergillus Flavus and Aflatoxins. This technology is deliverable by both bioengineered seed trait, as well as through biopesticide application.

Dr. Jaynes, one of Genvor’s founders, has been on a 30+ year quest to find a global crop solution for defense against Aflatoxins. As a result of successful testing and collaboration between Dr. Jaynes and the United States Department of Agriculture, Agriculture Research Service (USDA-ARS), the USDA-ARS awarded Genvor with a Cooperative Research & Development Agreement in August of 2018. The stated goal of this agreement is to develop and commercialize disease resistant and nutritionally enhanced corn seed varieties using Genvor’s seed trait technology.

Seed Traits

In the United States, the adoption of crop seeds with enhanced traits has been staggering. Currently, over 90 percent of U.S. corn, cotton and soybeans are produced using seeds with enhanced traits. Trait fees for these three crops alone represent over $2 billion annually based on an average trait fee of $13 per acre on approximately 170 million acres. U.S. corn crops alone account for roughly $1.2 billion of the estimated $2 billion.

Biopesticides

Biopesticides are one of the fastest-growing crop protection market sectors, increasing at twice the compound annual growth rate of the crop protection market as a whole. Primary drivers of this growth include a rising global demand for organic foods, the trend in the reduction of chemical residues, stricter import and supermarket standards, shorter pre-harvest intervals, a push for sustainability, and the demand for additional modes of action for managing resistance. The biopesticide market in north America alone is currently estimated to be over $4.8 billion annually.

Genvor’s technology is effective with corn seed and is believed by Genvor to be effective with many known crop types, and the technology may be delivered as a topical spray in the form of a biopesticide.

GENVOR’S MANAGEMENT

Directors and Executive Officers

The following table sets forth information with respect to persons who are serving as directors and officers of the Company. Each director holds office until the next annual meeting of shareholders or until his successor has been elected and qualified.

Name	Age	Position

Brad White	57	Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director
Clayton Yates	45	Chief Scientific Officer, Director
Jesse Jaynes	70	Chief Research Officer, Director

__________

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Biographies of Directors and Officers

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Brad White brings over 28 years of experience in the field of business development with a passion for moving business concepts and technology to commercial application. Brad has extensive expertise in seed business start-up and growth, strategic planning, and research management. He is a proven driver of company revenue and in negotiating game changing deals with major institutions globally. Mr. White has traveled to and transacted business on every continent, and he has a deep understanding of the business processes and cultural etiquette within and across key countries. Prior to joining Genvor in 2018, Mr. White was a founding Partner of Alpha Financial Technologies (AFT) where he co-created the world’s first publicly traded suite of commodity indexes. While acting as Global Head of Business Development during his 13-year tenure with AFT, his company reached peak index assets (AUM) of over $13 billion. Mr. White holds his Bachelors of Business Administration from The University of Texas and Master of Arts, Legal Studies from Arizona State University.

Dr. Clayton Yates, Ph.D., co-founded Genvor in 2018 and is Chairman of the Board of Genvor. His research is currently funded by the National Cancer Institute (NCI) and Department of Defense (DOD) Congressionally Medical Directed Research Programs. Dr. Yates is also scientist at Tuskegee University, focused on identifying molecular targets for therapeutic intervention in prostate, breast, and pancreatic cancers. Dr. Yates received his initial training at the University of Pittsburgh School of Medicine in the Department of Cellular and Molecular Pathology. He completed additional training in Tissue Engineering and Regenerative Medicine jointly from the McGowan Institute for Regenerative Medicine and Massachusetts Institute of Technology (MIT). Dr. Yates completed his post-doctoral training at Emory University School of Medicine in the Department of Molecular Urology.

Dr. Jesse Jaynes, Ph.D., co-founded Genvor in 2018 as well, and he leads the research for Genvor and manages ongoing, critical communication with our outside research and development partners and associations. Dr. Jaynes is one of the world’s leading authorities on therapeutic peptide design and has vast experience in drug development for various applications, including agriculture, animal health, wound healing, and oncology. Dr. Jaynes’ research is funded by USDA, NSF, and NIH. He has more than 60 United States and foreign patents and has authored over 100 scientific journal articles. Over the past 15 years, Dr. Jaynes has served on the board of numerous life science companies and is currently the Chief Technology Officer for the National Cancer Coalition. Dr. Jaynes is a Professor of Biochemistry at Tuskegee University. Dr. Jaynes completed his doctoral training at Brigham Young University, Utah.

Executive Compensation

The table below sets forth, for our last two fiscal years ending December 31, 2020 and 2019, the compensation earned by our executive officers.

								Option and
Name and				Deferred		Stock		Warrant	All Other
Principal Position		Salary		Compensation	Bonus	Awards		Awards	Compensation	Total

Brad White	2020	$150,000	(1)	$-	$-	$1,853,522	(2)	$-	$-	$2,003,522
Chief Executive Officer, Chief Financial Officer, and Director	2019	$150,000		$-	$-	$-		$-	$-	$150,000

Dr. Clayton Yates	2020	$-		$-	$-	$1,853,522	(2)	$-	$-	$1,853,522
Chief Scientific Officer, Director	2019	$-		$-	$-	$-		$-	$-	$-

Dr. Jesse Jaynes	2020	$-		$-	$-	$1,853,522	(2)	$-	$-	$1,853,522
Chief Research Officer, Director	2019	$-		$-	$-	$-		$-	$-	$-

__________

(1) Mr. White’s salary is $150,000 per year, a portion of which is paid in cash and a portion of which has been accrued.

(2) 3,712,611 shares of Genvor common stock was issued to each of the three founders, officers and directors of Genvor on or about December 1, 2020.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Genvor for the benefit of its officer, directors or employees.

Outstanding Equity Awards

Genvor’s directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

Genvor does not have employment or director agreements with its officers and directors, except that Mr. White has an employment agreement entitling him to salary of $150,000 per year.

41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GENVOR

The following table sets forth information regarding the beneficial ownership of Genvor’s common stock (and preferred stock, none of which is outstanding) as of June 30, 2021, for (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 13155 Noel Road, Suite 900, Dallas, Texas, 75240.

Name of Beneficial Owner	Number of Shares Owned (1)	Percentage Owned (1)

Brad White (2)	4,937,611	22.3%
Dr. Clayton Yates	5,312,611	24.0%
Dr. Jesse Jaynes (3)	4,792,611	21.6%
All officers and directors as a group (1 person)	15,042,833	67.9%
Justin Kimbrough (4)	1,700,000	7.7%

____________

(1)

Applicable percentage of ownership is based on 22,150,000 total shares comprised of our common stock outstanding (as defined below) as of June 30, 2021. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options and/or warrants exercisable currently or within 60 days of June 30, 2021, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	1,225,000 shares held in the name of Mr. White, and 3,712,611 shares held in the name of the LASB Family Trust. Mr. White has voting power with respect to shares held in the name of the trust.
(3)	2,792,611 shares held in the name of Dr. Jaynes, and 2,000,000 shares held in the name of Jaynes Investment, LLC. Dr. Jaynes has voting power with respect to shares held in the name of the entity.
(4)	Held in the name of Prosperity Consultants, LLC. Genvor believes that Justin Kimbrough has voting power with respect to shares held in the name of the entity.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about our securities, and us we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

42

Allure Worldwide, Inc.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is _______________, 2021

43

Allure Worldwide, Inc.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders of Allure Worldwide, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Allure Worldwide, Inc. (the “Company”) as of September 30, 2020 and the related statements of operations, stockholders’ deficit and cash flows for the year ended September 30, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020, and the results of its operations and its cash flows for the year ended September 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses since inception, has a working capital deficit, negative cash flows from operations and an accumulated deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Turner, Stone & Company, L.L.P.

We have served as the Company’s auditor since 2020.

Dallas, Texas

August 2, 2021

F-2

F-3

Ad3ptus

Adeptus Partners, LLC
Accountants | Advisors
733 Route 35 North
Ocean, NJ 07712
phone 732.745.8800
fax 732.663.0090
www.AdeptusCPAs.com

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Adeptus Partners LLC

Ocean, New Jersey
November 20, 2019

Offices:
Maryland
New York City
Long Island
New Jersey

F-4

ALLURE WORLDWIDE, INC.

BALANCE SHEETS

SEPTEMBER 30, 2020 AND 2019

	2020	2019

ASSETS

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$7,500	$-
Accrued expenses	6,000	12,000
Due to related party (Note 5)	3,846	3,846
Total current liabilities	17,346	15,846

Commitments & contingencies (Note 6)

Stockholders' deficit
Preferred stock: $0.001 par value; 20,000,000 shares
authorized; no shares issued and outstanding	-	-
Common stock: $0.001 par value; 300,000,000 shares
authorized; 20,000,000 shares issued and outstanding	20,000	20,000
Additional paid-in capital	3,370	-
Accumulated deficit	(40,716)	(35,846)
Total stockholders' deficit	(17,346)	(15,846)

Total liabilities and stockholders' deficit	$-	$-

The accompanying notes are an integral part of these financial statements.

F-5

ALLURE WORLDWIDE, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

	2020	2019

Revenues	$-	$-

Operating expenses
General and administrative expenses	4,870	6,000
Total operating expenses	4,870	6,000

Net loss	$(4,870)	$(6,000)

Basic and diluted net loss per common share	$(0.00)	$(0.00)

Basic and diluted weighted average common shares outstanding	20,000,000	20,000,000

The accompanying notes are an integral part of these financial statements.

F-6

ALLURE WORLDWIDE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, October 1, 2018	20,000,000	$20,000	$-	$(29,846)	$(9,846)

Net loss	-	-	-	(6,000)	(6,000)

Balance, September 30, 2019	20,000,000	20,000	-	(35,846)	(15,846)

Accrued expenses paid by shareholder	-	-	3,370	-	3,370

Net loss	-	-	-	(4,870)	(4,870)

Balance, September 30, 2020	20,000,000	$20,000	$3,370	$(40,716)	$(17,346)

The accompanying notes are an integral part of these financial statements.

F-7

ALLURE WORLDWIDE, INC.

STATEMENTS OF CASH FLOW

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

	2020	2019

Cash flows provided by (used in) operating activities
Net loss	$(4,870)	$(6,000)
Operating expenses paid by shareholder	870	-
Adjustments to reconcile net loss to net cash
used in operating activities:
Accounts payable	7,500	-
Accrued expenses	(3,500)	6,000
Net cash used in operating activities	-	-

Cash flows from investing activities	-	-

Cash flows from financing activities	-	-

Net change in cash	-	-

Cash, beginning of the year	-	-

Cash, end of the year	$-	$-

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Noncash financing activities
Capital contribution from shareholder
to pay accrued expenses (Note 5)	$3,370	$-

The accompanying notes are an integral part of these financial statements.

F-8

Note 1. Organization and Basis of Presentation

Allure Worldwide, Inc. (the Company) was incorporated under the laws of the State of Florida on September 26, 2018 with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. On July 16, 2021, the Company redomiciled to Nevada.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America (GAAP), and have been consistently applied in the preparation of the financial statements.

Going Concern

The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financing or establish itself as a profitable business. At September 30, 2020, the Company had an accumulated deficit of $40,716 and for the year ended September 30, 2020, the Company realized net loss of $4,870. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include raising additional capital through sales of equity or debt securities as may be necessary to pursue such business plans and sustain operations until such time as the Company can merge with or be acquired by another entity. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents. There were no cash or cash equivalents as of September 30, 2020 and 2019.

Fair Value of Financial Instruments

The carrying amount reported in the accompanying balance sheets for accounts payable, accrued expenses, and amounts due to a related party approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

F-9

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 Inputs that are both significant to the fair value measurement and unobservable.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company follows ASC 740-10, Accounting for Uncertainty in Income Taxes. This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. As of September 30, 2020, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and the years since inception remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

Earnings (loss) Per Share of Common Stock

FASB ASC 260, Earnings Per Share, provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

F-10

Reclassifications

The common stock amount in the accompanying financial statements has had a reclassification from prior period amounts due to the change in par value from $.0001 to $.001 as a result of an amendment to the Articles of Incorporation.

Recently Issued Accounting Standards

There were recently issued accounting standard updates most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on our statements of financial position, results of operations or cash flows.

Note 3. Stockholders’ Deficit

Common stock

The authorized common stock of the Company consists of 300,000,000 shares with a $0.001 par value.

On September 26, 2018 the Company’s two officers and directors (the CEO and the Secretary) were issued 5,000,000 common shares each for services. The value of the total shares issued was $10,000.

On September 26, 2018, Lawson Pedigo, and John Gladdis were issued 4,600,000 and 4,600,000 shares respectively and Benny Doro was issued 800,000 shares for services valued at a total of $10,000.

During the year ended September 30, 2020, the Company’s CEO paid $3,370 in accrued expenses directly to vendors on behalf of the Company. Since these amounts are not to be repaid to him, they are accounted for as additional paid-in capital in the accompanying financial statements (Note 5).

There were 20,000,000 common shares issued and outstanding as of September 30, 2020 and 2019.

Preferred stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a $0.001 par value and none were issued or outstanding at September 30, 2020 and 2019.

Note 4. Income Taxes

Any net loss carryforward may be subject to the 382 limitation upon a change in control as defined therein.

The components of income tax expense for the years ended September 30, 2020 and 2019 consist of the following:

	2020	2019

Federal tax statutory rate	21.0%	21.0%
State tax statutory rate	4.5%	4.5%
Valuation allowance	-25.5%	-25.5%
	0.0%	0.0%

F-11

During the years ended September 30, 2020 and 2019, the Company incurred net losses of $4,870 and $6,000, respectively, which resulted in net operating loss carryforwards for income tax purposes. The losses resulted in a deferred tax asset of approximately $5,300 and $4,100 at September 30, 2020 and 2019, respectively, at the effective rate of 25%.

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ASC 740, Income Taxes, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period. The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the year ended September 30, 2020.

Note 5. Related Party Transactions

During the period ended September 30, 2018, Robert Bubeck, CEO paid $3,846 of expenses on behalf of the Company. The amount due to related party at both September 30, 2020 and 2019 is $3,846 and is due on demand and non-interest bearing.

During the year ended September 30, 2020, Robert Bubeck, CEO paid $3,370 of accrued expenses on behalf of the Company. Since these amounts to the shareholder are not expected to be repaid, they have been accounted for as additional paid-in capital in the accompanying financial statements.

The Company does not own or rent property. The office space is provided by an officer at no charge.

Note 6. Commitments & Contingencies

From time to time, the Company may be involved in litigation in the ordinary course of business. The Company is not currently involved in any litigation that we believe could have a material adverse effect on its financial condition or results of operations.

Subscription Agreement and Cash Held in Escrow

On February 20, 2019, the Company entered into a subscription escrow agreement (the “Trust Agreement”) with Branch Banking and Trust Company (BB&T). This Trust Agreement was established for the subscription agreement proceeds raised pursuant to a Rule 419 S-1 offering. The balance held in trust at September 30, 2020 and 2019 totaled $10,201 and $0, respectively.

All offering proceeds and all securities issued in connection with the offering are held in escrow and, except for the 10% of proceeds that may be released to the Company, will remain in escrow until the completion of an acquisition (see Note 7) or the return of all funds after a lapse of 18 months when no acquisition has been consummated.

Note 7. Subsequent Events

The Company has evaluated subsequent events from the balance sheet through the date of this filing and determined there were no events to disclose except the following.

On January 11, 2021, the Company entered into an Exchange Agreement (the “Purchase Agreement”) with Genvor Inc., a Delaware corporation (“Genvor”) to acquire (the “Acquisition”) Genvor in consideration of (i) the payment of $150,000 by Genvor to Allure; (ii) Allure’s founding shareholders transferring 19,000,000 shares of common stock to Genvor’s shareholders, constituting 95% of Allure’s 20,000,000 total outstanding shares; and (iii) Allure’s founding shareholders retaining 1,000,000 shares of Allure’s common stock. Pursuant to the Purchase Agreement, after closing of the Acquisition and for a period of two years following commencement of trading of Allure’s common stock, the parties agreed that Allure will make additional issuances of Allure’s common stock to the founding shareholders to ensure that in the aggregate they maintain their 5% ownership of Allure’s outstanding common stock. The completion of the Purchase Agreement is pending Genvor’s Form S-1/A being declared effective by the Securities Exchange Commission.

F-12

Allure Worldwide, Inc.

F-13

ALLURE WORLDWIDE, INC.
BALANCE SHEETS

	June 30,	September 30,
	2021	2020

ASSETS

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$-	$7,500
Accrued expenses	-	6,000
Due to related party (Note 5)	3,846	3,846
Total current liabilities	3,846	17,346

Commitments & contingencies (Note 6)

Stockholders’ deficit
Preferred stock: $0.001 par value; 20,000,000 shares
authorized; no shares issued and outstanding	-	-
Common stock: $0.001 par value; 300,000,000 shares
authorized; 20,000,000 shares issued and outstanding	20,000	20,000
Additional paid-in capital	16,870	3,370
Accumulated deficit	(40,716)	(40,716)
Total stockholders’ deficit	(3,846)	(17,346)

Total liabilities and stockholders’ deficit	$-	$-

The accompanying notes are an integral part of these financial statements.

F-14

ALLURE WORLDWIDE, INC.
STATEMENTS OF OPERATIONS

	For the three months ended		For the nine months ended
	June 30,		June 30,
	2021	2020	2021	2020

Revenues	$-	$-	$-	$-

Operating expenses
General and administrative expenses	-	870	-	870
Total operating expenses	-	870	-	870

Net loss	$-	$(870)	$-	$(870)

Basic and diluted net loss per common share	$-	$-	$-	$-

Basic and diluted weighted average common shares outstanding	20,000,000	20,000,000	20,000,000	20,000,000

The accompanying notes are an integral part of these financial statements.

F-15

ALLURE WORLDWIDE, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE NINE MONTHS ENDING JUNE 30, 2021 AND 2020

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, October 1, 2019	20,000,000	$20,000	$-	$(35,846)	$(15,846)

Accrued expenses paid by shareholder	-	-	3,370	-	3,370
Net loss for the nine months ended June 30, 2020	-	-	-	(870)	(870)

Balance, June 30, 2020	20,000,000	$20,000	$3,370	$(36,716)	$(13,346)

Balance, October 1, 2020	20,000,000	$20,000	$3,370	$(40,716)	$(17,346)

Accrued expenses paid by shareholder	-	-	13,500	-	13,500

Net loss for the nine months ended June 30, 2021	-	-	-	-	-

Balance, June 30, 2021	20,000,000	$20,000	$16,870	$(40,716)	$(3,846)

The accompanying notes are an integral part of these financial statements.

F-16

ALLURE WORLDWIDE, INC.
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED JUNE 30, 2021 AND 2020

	2021	2020

Cash flows provided by (used in) operating activities
Net loss	$-	$(870)
Operating expenses paid by shareholder	-	870
Adjustments to reconcile net loss to net cash used in operating activities:	-	-
Net cash used in operating activities	-	-

Cash flows from investing activities	-	-

Cash flows from financing activities	-	-

Net change in cash	-	-

Cash, beginning of the period	-	-

Cash, end of the period	$-	$-

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Noncash financing activities
Capital contribution from shareholder to pay accrued expenses (Note 5)	$13,500	$3,370

The accompanying notes are an integral part of these financial statements.

F-17

Note 1. Organization and Basis of Presentation

Nature of Business

Allure Worldwide, Inc. (the Company) was incorporated under the laws of the State of Florida on September 26, 2018 with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. Effective as of November 18, 2019, the Company redomiciled to Nevada.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financing or establish itself as a profitable business. At June 30, 2021, the Company had an accumulated deficit of $40,716 and no revenues to date. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include raising additional capital through sales of equity or debt securities as may be necessary to pursue such business plans and sustain operations until such time as the Company can merge with or be acquired by another entity. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

Basis of Presentation

The accompanying unaudited financial information as of and for the three and nine months ended June 30, 2021 and 2020 has been prepared in accordance with GAAP for interim financial information and with the instructions to Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, such financial information includes all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of our financial position at such date and the operating results and cash flows for such periods. Operating results for the three and nine months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the entire year or for any other subsequent interim period.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules of the U.S. Securities and Exchange Commission, or the SEC. These unaudited financial statements and related notes should be read in conjunction with our audited financial statements for the year ended September 30, 2020 included in the Company’s Annual Report on Form 10-K filed with the SEC on August 2, 2021.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

F-18

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents. There were no cash or cash equivalents as of June 30, 2021 and September 30, 2020.

Fair Value of Financial Instruments

The carrying amount reported in the accompanying balance sheets for accrued expenses and amounts due to a related party approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments. ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 Inputs that are both significant to the fair value measurement and unobservable.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company follows ASC 740-10, Accounting for Uncertainty in Income Taxes. This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. As of June 30, 2021, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and the years since inception remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

F-19

Earnings (loss) Per Share of Common Stock

FASB ASC 260, Earnings Per Share, provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Recently Issued Accounting Standards

There were recently issued accounting standard updates most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on our statements of financial position, results of operations or cash flows.

Note 3. Stockholders’ Deficit

Common stock

The authorized common stock of the Company consists of 300,000,000 shares with a $0.001 par value. There were 20,000,000 common shares issued and outstanding as of June 30, 2021 and September 30, 2020.

On September 26, 2018 the Company’s two officers and directors (the CEO and the Secretary) were issued 5,000,000 common shares each for services. The value of the total shares issued was $10,000. On September 26, 2018, Lawson Pedigo, and John Gladdis were issued 4,600,000 and 4,600,000 shares respectively and Benny Doro was issued 800,000 shares for services valued at a total of $10,000.

During the nine months ended June 30, 2021 and during the year ended September 30, 2020, the Company’s CEO paid $13,500 and $3,370, respectively, in accrued expenses directly to vendors on behalf of the Company. Since these amounts are not to be repaid to him, they are accounted for as additional paid-in capital in the accompanying financial statements (Note 5).

Preferred stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a $0.001 par value and none were issued or outstanding at June 30, 2021 and September 30, 2020.

Note 4. Income Taxes

Any net loss carryforward may be subject to the 382 limitation upon a change in control as defined therein.

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ASC 740, Income Taxes, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period. The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the nine months ended June 30, 2021.

F-20

During the nine months ended June 30, 2021 and 2020, the Company incurred net losses of $0 and $870, respectively, which resulted in net operating loss carryforwards for income tax purposes. The losses resulted in a deferred tax asset of approximately $5,300 at June 30, 2021 and September 30, 2020 at the effective rate of 25%.

Note 5. Related Party Transactions

During the period ended September 30, 2018, Robert Bubeck, former CEO, paid $3,846 of expenses on behalf of the Company. The amount due to related party at both June 30, 2021 and September 30, 2020 is $3,846 and is due on demand and non-interest bearing.

During the nine months ended June 30, 2021 and during the year ended September 30, 2020, Robert Bubeck, former CEO, paid $13,500 and $3,370, respectively, of accrued expenses on behalf of the Company. Since these amounts to the shareholder are not expected to be repaid, they have been accounted for as additional paid-in capital in the accompanying financial statements.

During January 2021, in connection with the acquisition (Note 7), Robert Bubeck resigned as CEO and Brad White was appointed to serve as CEO.

The Company does not own or rent property. The Company’s office space is provided by an officer at no charge, the space is minimal, and the fair value of it is not material.

Note 6. Commitments & Contingencies

From time to time, the Company may be involved in litigation in the ordinary course of business. The Company is not currently involved in any litigation that we believe could have a material adverse effect on its financial condition or results of operations.

Subscription Agreement and Cash Held in Escrow

On February 20, 2019, the Company entered into a subscription escrow agreement (the “Trust Agreement”) with Branch Banking and Trust Company (BB&T). This Trust Agreement was established for the subscription agreement proceeds raised pursuant to a Rule 419 S-1 offering. The balance held in trust at June 30, 2021 and September 30, 2020 totaled $19,705 and $10,201, respectively.

All offering proceeds and all securities issued in connection with the offering are held in escrow and, except for the 10% of proceeds that may be released to the Company, will remain in escrow until the completion of an acquisition (see Note 7) or the return of all funds after a lapse of 18 months when no acquisition has been consummated.

Note 7. Subsequent Events

The Company has evaluated subsequent events from the balance sheet through the date of this filing and determined there were no events to disclose except the following: On January 11, 2021, the Company entered into an Exchange Agreement (the “Purchase Agreement”) with Genvor Inc., a Delaware corporation (“Genvor”) to acquire (the “Acquisition”) Genvor in consideration of (i) the payment of $150,000 by Genvor to Allure; (ii) Allure’s founding shareholders transferring 19,000,000 shares of common stock to Genvor’s shareholders, constituting 95% of Allure’s 20,000,000 total outstanding shares; and (iii) Allure’s founding shareholders retaining 1,000,000 shares of Allure’s common stock. Pursuant to the Purchase Agreement, after closing of the Acquisition and for a period of two years following commencement of trading of Allure’s common stock, the parties agreed that Allure will make additional issuances of Allure’s common stock to the founding shareholders to ensure that in the aggregate they maintain their 5% ownership of Allure’s outstanding common stock. The completion of the Purchase Agreement is pending Genvor’s Form S-1/A being declared effective by the Securities Exchange Commission.

F-21

GENVOR INC.

CONSOLIDATED FINANCIAL STATEMENTS AS OF

AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

F-22

Your Vision Our Focus

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders of Genvor Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Genvor Inc. (the “Company”) as of December 31, 2020 and 2019 and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position for the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses since inception, negative cash flows from operations and an accumulated deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Turner, Stone & Company, L.L.P.

We have served as the Company’s auditor since 2020.

Dallas, Texas

July 27, 2021

Turner, Stone & Company, L.L.P.

Accountants and Consultants

F-23

GENVOR INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2020 AND 2019

	2020	2019
ASSETS

CURRENT ASSETS
Cash	$147,973	$41,313
Total current assets	147,973	41,313

OTHER ASSETS
Furniture and equipment, net of accumulated depreciation of $2,063 and $231, respectively	20,771	4,366
Receivables from related parties (Note 7)	2,000	-
Agromed patent (Note 3)	264,828	-
Prepaid costs for reverse capitalization (Note 8)	50,000	-
Right of use lease (Note 6)	13,480	33,700

TOTAL ASSETS	$499,052	$79,379

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Advance payable from related party (Note 7)	$3,575	$5,000
Accrued payroll (Note 6)	175,800	72,000
Accrued interest payable	64,448	21,285
USDA CRADA liability (Note 6)	173,600	-
Right of use lease liability (Note 6)	13,480	20,220
Commercial loan (Note 3)	48,750	-
Payable for patent (Note 3)	150,000	-
Notes payable, short-term (Note 3)	1,077,000	525,000
Total current liabilities	1,706,653	643,505

LONG-TERM LIABILITIES
Notes payable, long-term	350,000	160,000
Right of use lease liability, long-term	-	13,480
TOTAL LIABILITIES	2,056,653	816,985

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value, 20,000,000 shares authorized, 20,000,000 and 5,024,000 shares issued and outstanding, respectively	2,000	502
Additional paid in capital	6,773,677	41,471
Accumulated deficit	(8,333,278)	(779,579)
Total stockholders' deficit	(1,557,601)	(737,606)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$499,052	$79,379

 The accompanying notes are an integral part of these consolidated financial statements.

F-24

GENVOR INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

REVENUE	$-	$-

OPERATING EXPENSES
Administrative costs	68,518	28,250
Contract payroll	251,800	193,457
Stock compensation	5,819,595	0
Meals and beverages	39,446	63,882
Professional fees	91,504	8,716
Rent expense	26,215	23,677
Related party, NBFL (Note 7)	10,000	139,000
Research and development	180,084	-
Travel expense	16,993	51,312
Total operating expenses	6,504,155	508,294

LOSS FROM OPERATIONS	(6,504,155)	(508,294)

OTHER INCOME (EXPENSE)
Loss on note receivable purchase (Note 4)	(699,381)	-
Interest expense	(230,163)	(201,285)
Late fee	(120,000)	(70,000)
Total other expense	(1,049,544)	(271,285)

LOSS BEFORE INCOME TAXES	(7,553,699)	(779,579)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(7,553,699)	$(779,579)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING BASIC AND DILUTED	7,059,431	3,708,055

NET LOSS PER SHARE - BASIC AND DILUTED	$(1.07)	$(0.21)

 The accompanying notes are an integral part of these consolidated financial statements.

F-25

GENVOR INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

			Additional
	Common Stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

January 1, 2019	-	$-	$-	$-	$-

Contribution from founder (Note 7)	-	-	41,973	-	41,973

Founder shares issued (Note 7)	4,800,000	480	(480)	-	-

Shares issued in exchange (Note 4)	224,000	22	(22)	-	-

Net loss	-	-	-	(779,579)	(779,579)

December 31, 2019	5,024,000	502	41,471	(779,579)	(737,606)

Founder shares issued (Note 7)	11,137,833	1,114	5,559,453	-	5,560,567

Shares issued in exchange (Note 4)	2,808,067	281	699,100	-	699,381

Shares issued for services (Note 4)	600,000	60	258,968	-	259,028

Purchase and exercise of warrants (Note 4)	200,100	20	99,880	-	99,900

Purchase of patent (Notes 3 and 4)	230,000	23	114,805	-	114,828

Net loss	-	-	-	(7,553,699)	(7,553,699)

December 31, 2020	20,000,000	$2,000	$6,773,677	$(8,333,278)	$(1,557,601)

The accompanying notes are an integral part of these consolidated financial statements.

F-26

GENVOR INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,553,699)	$(779,579)

Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation expense	1,832	231
Interest expense capitalized into notes payable	187,000	180,000
Late fee capitalized into notes payable	120,000	70,000
Common stock issued for services	5,819,595	-
Loss on note receivable purchase	699,381	-
Change in assets and liabilities
Increase (decrease) in prepaid costs for reverse capitalization	(50,000)	-
Increase (decrease) in accrued interest payable	43,163	21,285
Increase (decrease) in accrued payroll	103,800	72,000
Increase (decrease) in USDA CRADA liability	173,600	-
Net cash used in operating activities	(455,328)	(436,063)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(18,237)	(4,597)
Net cash used in investing activities	(18,237)	(4,597)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	440,000	435,000
Payments of notes payable	(5,000)	-
Proceeds from commercial loan	48,750	-
Proceeds from sale and exercise of warrants	99,900	-
Repayments of advances payable from related parties	(1,425)
Repayments of advances receivable from related parties	(5,000)	-
Proceeds from advances receivable from related parties	3,000	5,000
Contribution from founder	-	41,973
Net cash provided by financing activities	580,225	481,973

NET INCREASE IN CASH	106,660	41,313
CASH - BEGINNING OF YEAR	41,313	-

CASH - END OF YEAR	$147,973	$41,313

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Consolidation of interest into notes payable	$-	$250,000
Right of use, lease asset and liability	$20,220	$42,125
Payable for patent	$150,000	$-
Shares issued for patent	$114,828	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-27

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Genvor Inc. (“we” or “the Company” or “Genvor”) was incorporated under the laws of the State of Delaware on April 4, 2019, as Nexion Biosciences Inc. On January 22, 2020, we changed our name to Genvor Inc. Genvor develops plant-based defense technology designed to help farmers achieve global food security.

During May 2019, the Company acquired Nexion Biosciences LLC (“NBLLC”) from a founder for nominal consideration as a wholly owned subsidiary. NBLLC was formed in the state of Delaware on December 28, 2018 (“inception”). During August 2020, the Company acquired Agromed LLC (“Agromed”) for the purposes of obtaining a patent (Note 3). The consolidated financial statements of the Company include the accounts of Genvor Inc. and its wholly owned subsidiaries NBLLC and Agromed. Intercompany accounts and transactions have been eliminated upon consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. At December 31, 2020 the Company had an accumulated deficit of $8,333,278. For the year ended December 31, 2020, the Company recognized a net loss of $7,553,399 and had net cash used in operating activities of $455,328, with no revenues earned, and a lack of operational history. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of additional public and/or private offerings of its stock. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Flow Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flow reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

F-28

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents as of December 31, 2020 and 2019.

The Company maintains its cash balances at two financial institutions that are insured by the Federal Deposit Insurance Corporation. None of the Company’s cash balances were in excess of federally insured limits.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash, accounts payable, accrued expenses, and notes payable approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020 and 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, payables, and accrued interest and short-term and long-term notes payable and are accounted for under the provisions of ASC 825, Financial Instruments. The carrying amount of these financial instruments, as reflected in the accompanying consolidated balance sheet, approximates fair value.

Fixed Assets

Furniture and equipment are stated at cost. Depreciation is provided by the straight-line method over the useful lives of the related assets, approximately seven years. Expenditures for minor enhancements and maintenance are expensed as incurred.

F-29

Long-lived Assets

The Company’s long-lived assets and other assets (consisting of furniture and equipment and a patent) are reviewed for impairment in accordance with the guidance of the ASC 360, Property, Plant, and Equipment, and ASC 205, Presentation of Financial Statements. The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. During the years ended December 31, 2020 and 2019, the Company had not experienced impairment losses on its long-lived assets.

Research and Development

The Company expenses the cost of research and development as incurred. Research and development expenses consist primarily of professional service costs associated with the development of the plant-based defense technology products.

Patents

Any patent costs for internally developed patents will be expensed as incurred. Costs to maintain and defend patents are recorded as administrative expenses in the statement of operations.

Purchased patents are recorded at cost and reviewed for impairment in accordance with the guidance of the ASC 360, Property, Plant, and Equipment, and ASC 205, Presentation of Financial Statements.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company follows ASC 740-10, Accounting for Uncertainty in Income Taxes. This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The Company has adopted ASC 740-10, and evaluates its tax positions on an annual basis, and as of December 31, 2020, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and in various state tax jurisdictions and the prior three fiscal years remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

F-30

Stock-Based Compensation

The Company measures compensation cost for all employee stock-based awards at their fair values on the date of grant. Stock-based awards issued to non-employees are measured at their fair values on the date of grant and are re-measured at each reporting period through their vesting dates, as applicable. The fair value of stock-based awards is recognized as expense over the service period, net of estimated forfeitures, using the straight-line method.

(Loss) Income Per Share of Common Stock

Basic net loss/income per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options, warrants and convertible notes. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. The Company had total potential additional dilutive securities outstanding at December 31, 2020 and 2019, as follows:

Instrument	2020	2019
Convertible debt	1,056,923	280,769
Options	10,000	10,000
	1,066,923	290,769

Recently Issued Accounting Standards

During the year ended December 31, 2020, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

NOTE 3 – BORROWINGS

Commercial Loan

On April 9, 2020, the Company received a loan from the Small Business Administration pursuant to the Paycheck Protection Program (PPP) in the principal amount of $48,750. The note bears interest at a variable rate of approximately 1% and matures in April 2022. The principal amount of the loan was based on the consulting agreement salary between NBFL and the CEO. Since a lower salary has been paid to the CEO, the Company may have incorrectly calculated the PPP loan and therefore may be required to return funds on demand.

Payable for Patent

On August 22, 2020, the Company completed an acquisition of Agromed LLC (Agromed) in a transaction accounted for under the asset purchase method of accounting, whereby the assets acquired and the liabilities, if any assumed, are to be valued at fair value, and compared to the fair value of the consideration given to identify if there are any identifiable intangible assets to be recognized as a result of the transaction. The recorded cost of this acquisition was based upon the fair value of the assets and liabilities acquired. As consideration for Agromed, the Company was to pay $150,000 by March 31, 2021 and issued 230,000 shares of the Company’s common stock valued at $114,828. Since the $150,000 remains outstanding as of mid-year 2021, it is expected to be formalized into a promissory note agreement by the end of the year. Agromed only held one patent and two applications for patents and had no sales, employees, or customers as of the acquisition date. Accordingly, the patent was recorded at $264,828 on the date of acquisition.

F-31

Notes Payable

During the years ended December 31, 2020 and 2019, the Company entered into several unsecured notes payable with individual investors. Only Noteholder E (below) has security in the form of a personal guarantee by the CEO and prior consultant (Note 6). The terms of these notes are listed below. Several of the notes are convertible into shares of the Company’s common stock as detailed in the following schedule.

Noteholder	Origination	Maturity	Interest Rate	Loan Balance	Number of shares the note is convertible into
Noteholder A	02/05/19	02/28/19**	0%	$10,000	n/a
Noteholder A	02/08/19	02/28/19**	0%	10,000	n/a
Noteholder A	07/26/19	12/31/19**	0%	10,000	n/a
Noteholder A	01/01/20	12/31/21**	0%	187,000	n/a
Noteholder B	03/19/19	04/29/19*	20%	240,000	n/a
Noteholder C	03/01/19	02/29/20*	0%	32,500	n/a
Noteholder D	04/29/19	unspecified	0%	300,000	30,000
Noteholder E	08/01/19	08/31/19*	0%	37,500	n/a
Noteholder F	07/22/19	07/22/21	14%	50,000	76,923
Noteholder G	08/09/19	08/09/21	14%	50,000	100,000
Noteholder H	11/21/19	11/21/21	10%	50,000	100,000
Noteholder I	11/22/19	11/22/21	14%	10,000	20,000
Noteholder J	02/27/20	04/30/20*	0%	5,000	***5,000
Noteholder K	07/31/20	07/31/22	10%	75,000	150,000
Noteholder L	08/18/20	08/18/22	10%	50,000	125,000
Noteholder M	07/31/20	07/31/22	10%	75,000	150,000
Noteholder N	10/06/20	10/06/22	10%	25,000	50,000
Noteholder O	10/15/20	10/15/22	10%	25,000	50,000
Noteholder P	10/26/20	10/26/22	10%	25,000	50,000
Noteholder Q	10/23/20	10/23/22	10%	25,000	50,000
Noteholder R	10/28/20	10/28/22	10%	50,000	100,000
Noteholder S	12/30/20	06/01/21(1)	3%	85,000	n/a

				$1,427,000	1,056,923

* past-due at December 31, 2020

** These notes were consolidated into one note payable totaling $217,000, due December 31, 2021.

*** Note is payable in a combination of $2,500-$6,000 cash and 5,000 to 15,000 shares

(1) past-due at July 27, 2021

The notes do not have default provisions except as follows:

•	Noteholder B – the default penalty is $10,000 each month the note goes unpaid.
•	Noteholder C – the interest rate begins accruing at 18% per annum.

Future maturities of the notes payable are as follows:

2021	$462,000
2022	350,000
Total	$812,000

Interest expense totaled $230,163 and $201,185, respectively, for the years ended December 31, 2020 and 2019, including default penalties. Late fees totaled $120,000 and $70,000, respectively, for the years ended December 31, 2020 and 2019.

F-32

NOTE 4 – STOCKHOLDERS’ DEFICIT

Upon incorporation the Company had 10,000,000 shares of common stock authorized. On June 1, 2020, the Company increased the authorized shares to 20,000,000. During January 2021, the Company increased the authorized shares to 30,000,000. All common stock shares are non-assessable and have one vote per share.

On July 22, 2019 the Company issued a private placement memorandum (PPM) to raise $650,000 by offering $10,000 unsecured promissory notes. The promissory notes have a 24-month term, carry an interest rate of 14%, and are convertible into 15,384.61 shares of common stock upon an initial public offering of the Company or at maturity (Note 3).

On July 24, 2020 the Company issued a PPM to raise $1,000,000 by offering $50,000 unsecured promissory notes. The promissory notes have a 24-month term, carry an interest rate of 10%, and are convertible into 100,000 shares of common stock at any time (Note 3).

During the year ended December 31, 2020, the Company issued 600,000 shares of common stock for business advisory services received, valued at $259,028 (Note 6).

On August 22, 2020, the Company issued 230,000 shares of common stock valued at $114,828 as partial payment for the Agromed patent and two other patent applications (Note 3).

Stock Options and Warrants

As an inducement for debt, the Company issued a stock option to Noteholder E for 10,000 shares of common stock at the time of the Company’s initial public offering (IPO). The cost of the option was $1.00 and provides for a 50% discount to the initial opening stock price. Since the IPO has yet to take place and the Company has minimal assets, the option was valued at $nil.

On April 22, 2020 the Company sold three warrants at $33,300 for the purchase of 66,700 shares of common stock each. These warrants were immediately exercised, and 200,100 shares were issued.

Transfer and Exchange Agreements

During the years ended December 31, 2020 and 2019, the Company entered into a transfer and exchange agreements with individuals to issue 2,808,067 and 224,000 shares of common stock, respectively, for the note receivable held in NBFL. Since NBFL has minimal assets and was dissolved during the year ended December 31, 2019, these notes receivable were immediately written-off. The stock issuances pursuant to the transfer and exchange agreements prior to April 22, 2020 were valued at $nil. On April 22, 2020 there were three sales of common stock at $0.50. Accordingly, any stock issuances pursuant to transfer and exchange agreements that were executed since the sale of common stock, are valued at $0.50. In summary, for the years ended December 31, 2020 and 2019, these stock issuances were valued at $699,381 and $0, respectively. These transfer and exchange agreements resulted in a $699,381 loss on note receivable purchase for the year ended December 31, 2020.

NOTE 5 – FEDERAL INCOME TAX

The Company accounts for income taxes under ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes. The provision (benefit) for income taxes for the years ended December 31, 2020 and 2019 assumes a 21% effective tax rate for federal income taxes.

F-33

At December 31, 2020 and 2019, the Company had approximately $1,750,000 and $164,000, respectively, in federal and state tax loss carryforwards that can be utilized in future periods to reduce taxable income. Pursuant to Internal Revenue Code Section 382, the future utilization of our net operating loss carryforwards to offset future taxable income may be subject to an annual limitation as a result of ownership changes that may have occurred previously or that could occur in the future. The components of income tax expense for the years ended December 31, 2020 and 2019 consist of the following:

	2020	2019
Federal tax statutory rate	21.0%	21.0%
Temporary differences	-0.4%	-2.6%
Permanent differences	-19.2%	-9.2%
Valuation allowance	-1.4%	-9.2%
Effective rate	0.0%	0.0%

Significant components of the Company’s deferred tax assets as of December 31, 2020 and 2019 are summarized below.

	2020	2019
Net operating loss carryforwards	$1,750,000	$164,000
Temporary differences	(31,000)	(20,000)
Permanent differences	(1,447,000)	(72,000)
Valuation allowance	(272,000)	(72,000)
	$-	$-

The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, we have not reflected any benefit of such deferred tax assets in the accompanying financial statements. Our net deferred tax asset and valuation allowance increased by $200,000 and $88,000 during the years ending December 31, 2020 and 2019, respectively.

To the extent that the tax deduction is included in a net operating loss carry forward and is in excess of amounts recognized for book purposes, no benefit will be recognized until the loss carry forward is recognized. Upon utilization and realization of the carry forward, the corresponding change in the deferred asset and valuation allowance will be recorded as additional paid-in capital.

Besides Form 1099s awaiting filing for the stock-based compensation included as a reconciling item for deferred tax assets, the Company did not identify any uncertain tax positions on tax returns that will be filed. The tax return for the years ended December 31, 2020 and 2019 have not yet been filed and are open for potential examination.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Consulting Agreements

During the years ended December 31, 2020 and 2019, the Company paid the CEO $103,700 and $59,500, respectively, pursuant to a consulting agreement carried over from related party NBFL (Note 7). The agreement provides for an annual salary of $150,000 which increases based on certain capital raise thresholds. At December 31, 2020 and 2019, accrued payroll owed to the CEO totaled $125,000 and $72,000, respectively, as presented in the accompanying consolidated balance sheets.

F-34

During the year ended December 31, 2019 until May 2020, the Company received business development assistance pursuant to a consulting agreement. The consulting agreement provided for a monthly salary of $6,500 in addition to monthly share issuances of NBLLC common stock. Since no shares were issued to the consultant until after the acquisition of NBLLC by Genvor, Company shares were issued in satisfaction of this agreement. The total common stock issued pursuant to this agreement were 100,000 shares valued at $9,403.

On July 24, 2020, the Company entered into a consulting agreement for business development activities, networking, negotiations, and strategic planning. The compensation pursuant to the agreement is $20,000 monthly. During the year ended December 31, 2020, $42,500 was paid to the consultant and $57,500 remains unpaid at December 31, 2020 which is included in accrued payroll on the accompanying consolidated balance sheets.

Office Lease

The Company entered into a sublease agreement with the above consultant effective August 1, 2019 subject to the terms and conditions of the office lease held by the consultant at 15540 Quorum Drive #2624, Addison, Texas. On January 1, 2019 the Company adopted ASC 842 requiring this lease to be recorded as an asset and corresponding liability on its balance sheet. The Company records rent expense associated with this lease on the straight-line basis in conjunction with the terms of the underlying lease. A discount rate was not used in the determination of the right of use asset and liability, since its effect would not be significant. Future minimum rental payments under the extended lease for years ending December 31, 2021 total $13,480.

Prior to this lease, the Company rented office space as needed from a serviced office space provider. During the years ended December 31, 2020 and 2019 we incurred $26,215 and $23,677 in office rental expense.

Research and Development Agreement

During September 2020, the Company assumed a Cooperative Research And Development Agreement (CRADA) with the United States Department of Agriculture (USDA), Agricultural Research Service (ARS) (Note 7). Under this agreement, the Company committed to funding the remaining $173,600 due. As of December 31, 2020 the entire amount remained outstanding and is presented in the accompanying consolidated balance sheet as USDA CRADA liability.

NOTE 7 – RELATED PARTY TRANSACTIONS

Nexion Biosciences, Inc. (NBFL)

During August 2018, Nexion Biosciences, Inc., organized in the state of Florida (NBFL) (a related party), entered into a CRADA with the USDA ARS. This agreement provides for the award amount of $462,600 to be paid to ARS by NBFL over a three-year period for certain research services. During 2019 NBFL was dissolved and on September 16, 2020, an amendment was made to the CRADA to change the responsible party from NBFL to the Company (Note 6).

During the year ended December 31, 2019 and the period from January 1, 2020 through September 16, 2020 (date the CRADA amendment was effective) the Company made payments to ARS on behalf of the related party totaling $139,000 and $10,000, respectively.

Founder Contributions

During January 2019, one of the Company’s founders contributed $41,973.

F-35

Share Issuances to the Board of Directors

During the years ended December 31, 2020 and 2019, the Board of Directors allocated 11,137,833 and 4,800,000 shares, respectively, of common stock among the three founders. The 2019 issuances were valued at nil$ since the Company was just established. The 2020 issuances were valued at $.50 per share based on a third party sale of common stock (Note 4), totaling $5,560,567.

Services from Related Parties

The daughter of the CEO and Board member was paid $22,000 and $2,877, respectively, for clerical services provided during the years ended December 31, 2020 and 2019.

Advance/Receivable from CEO and Director

During the year ended December 31, 2019, the Company’s CEO advanced $5,000 to the Company. During the year ended December 31, 2020, $1,425 was repaid resulting in a balance to the CEO totaling $3,575 by year end. The advance is non-interest bearing and due upon demand.

During the year ended December 31, 2020, one of the Company’s directors advanced the Company $3,000. Later, $5,000 was repaid leaving a total $2,000 receivable from the director at December 31, 2020.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all subsequent events through July 27, 2021, and there are no subsequent events requiring disclosure other than the below.

Reverse Capitalization

On January 11, 2021, the Company entered into an Exchange Agreement (the “Purchase Agreement”) with Allure Worldwide, Inc., a Nevada corporation (“Allure”) to effect a reverse merger (the “Merger”) Genvor in consideration of (i) the payment of $150,000 by the Company to Allure (Note 4); (ii) Allure’s founding shareholders transferring 19,000,000 shares of common stock to the Company’s shareholders, constituting 95% of Allure’s 20,000,000 total outstanding shares; and (iii) Allure’s founding shareholders retaining 1,000,000 shares of Allure’s common stock. Pursuant to the Purchase Agreement, after closing of the Merger and for a period of two years following commencement of trading of Allure’s common stock, the parties agreed that Allure will make additional issuances of Allure’s common stock to the founding shareholders to ensure that in the aggregate they maintain their 5% ownership of Allure’s outstanding common stock. During the year ended December 31, 2020, the Company paid $50,000 in anticipation of closing the Purchase Agreement. The merger has not closed as of the issuance of these consolidated financial statements.

Promissory Notes

From January 1, 2021 through July 27, 2021, the Company entered into several promissory notes. These notes bear interest from 0-10% and generally have a 24-month maturity.

Date	Amount
January 5, 2021	$60,000
February 17, 2021	$25,000
April 20, 2021	$10,000
April 20, 2021	$30,000
April 20, 2021	$50,000
May 6, 2021	$25,000
May 6, 2021	$25,000
May 6, 2021	$10,000
May 20, 2021	$25,000
May 26, 2021	$25,000
June 21, 2021	$25,000

F-36

Stock Issued for Services

On January 4, 2021, the Company entered into a one-year consulting agreement for product development, marketing, and developing strategic business relationships. At signing, the consultant was issued an option for 600,000 shares of common stock, valued at approximately $300,000. Additionally, monthly options for 100,000 shares of common stock are to be issued through August 2021. The options expire December 31, 2021 and have no exercise price.

On January 14, 2021, the Company entered into two advisory agreements with consultants to provide strategic advisory services including introductions to potential investors. Under these agreements, common stock was issued totaling 2,150,000 shares, valued at $1,073,388 stock-based compensation. These agreements are in effect until December 31, 2021.

F-37

GENVOR INC.

CONSOLIDATED FINANCIAL STATEMENTS AS OF

AND FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

F-38

GENVOR INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	JUNE 30, 2021	DECEMBER 31, 2020

ASSETS

CURRENT ASSETS
Cash	$61,635	$147,973
Prepaid expenses	7,500	-
Total current assets	69,135	147,973

OTHER ASSETS
Furniture and equipment, net of accumulated depreciation of $2,979 and $2,063, respectively	19,855	20,771
Receivables from related parties (Note 7)	2,000	2,000
Agromed patent (Note 3)	264,828	264,828
Prepaid costs for reverse capitalization (Note 8)	150,000	50,000
Right of use lease (Note 6)	3,370	13,480

TOTAL ASSETS	$509,188	$499,052

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Advance payable from related party (Note 7)	$3,575	$3,575
Accrued payroll (Note 6)	317,034	175,800
Accrued interest payable	99,821	64,448
USDA CRADA liability (Note 6)	126,400	173,600
Right of use lease liability (Note 6)	3,370	13,480
Commercial loan (Note 3)	48,750	48,750
Payable for patent (Note 3)	150,000	150,000
Notes payable, short-term, net of $17,500 discount (Note 3)	1,177,000	1,077,000
Total current liabilities	1,925,950	1,706,653

LONG-TERM LIABILITIES
Notes payable, long-term, net of $14,583 discount	585,417	350,000
Right of use lease liability, long-term	-	-
TOTAL LIABILITIES	2,511,367	2,056,653

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value, 30,000,000 shares authorized, 22,150,000 and 20,000,000 shares issued and outstanding, respectively	2,215	2,000
Additional paid in capital	8,446,808	6,773,677
Accumulated deficit	(10,451,202)	(8,333,278)
Total stockholders' deficit	(2,002,179)	(1,557,601)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$509,188	$499,052

 The accompanying notes are an integral part of these consolidated financial statements.

F-39

GENVOR INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020 (UNAUDITED)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020

REVENUE	$-	$-	$-	$-

OPERATING EXPENSES
Administrative costs	9,223	11,041	26,214	24,410
Contract payroll	97,500	68,500	195,000	81,500
Stock compensation	149,985	9,403	1,673,346	9,403
Meals and entertainment	26,562	9,131	42,601	16,302
Professional fees	14,319	14,080	45,788	17,155
Rent expense	6,171	6,436	12,951	12,368
Travel expense	11,459	3,952	13,734	5,274
Total operating expenses	315,219	122,543	2,009,634	166,412

LOSS FROM OPERATIONS	(315,219)	(122,543)	(2,009,634)	(166,412)

OTHER INCOME (EXPENSE)
Interest expense	(22,165)	(194,850)	(48,290)	(202,700)
Late fee	(30,000)	(30,000)	(60,000)	(60,000)
Total other expense	(52,165)	(224,850)	(108,290)	(262,700)

LOSS BEFORE INCOME TAXES	(367,384)	(347,393)	(2,117,924)	(429,112)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(367,384)	$(347,393)	$(2,117,924)	$(429,112)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING BASIC AND DILUTED	22,150,000	5,228,471	21,983,702	5,221,864

NET LOSS PER SHARE - BASIC AND DILUTED	$(0.02)	$(0.07)	$(0.10)	$(0.08)

The accompanying notes are an integral part of these consolidated financial statements.

F-40

GENVOR INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020 (UNAUDITED)

			Additional
	Common Stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

January 1, 2020	5,024,000	$502	$41,471	$(779,579)	$(737,606)

Shares issued for services (Note 4)	100,000	10	9,393	-	9,403

Purchase and exercise of warrants (Note 4)	200,100	20	99,880	-	99,900

Net loss	-	-	-	(429,112)	(429,112)

June 30, 2020	5,324,100	$532	$150,744	$(1,208,691)	$(1,057,415)

January 1, 2021	20,000,000	2,000	6,773,677	(8,333,278)	$(1,557,601)

Stock issued for services	2,150,000	215	1,073,173	-	1,073,388

Options issued for services	-	-	599,958	-	599,958

Net loss	-	-	-	(2,117,924)	(2,117,924)

June 30, 2021	22,150,000	$2,215	$8,446,808	$(10,451,202)	$(2,002,179)

The accompanying notes are an integral part of these consolidated financial statements.

F-41

GENVOR INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020 (UNAUDITED)

	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,117,924)	$(429,112)

Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation expense	916	459
Interest expense capitalized into notes payable	10,000	187,000
Late fee capitalized into notes payable	60,000	60,000
Common stock issued for services	1,673,346	9,403
Amortization of debt discount	2,917	-
Change in assets and liabilities
Increase (decrease) in prepaid expenses	(7,500)	-
Increase (decrease) in prepaid costs for reverse capitalization	(100,000)	-
Increase (decrease) in accrued interest payable	35,373	15,700
Increase (decrease) in accrued payroll	141,234	42,500
Increase (decrease) in USDA CRADA liability	(47,200)	-
Net cash used in operating activities	(348,838)	(114,050)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	-	(7,368)
Net cash used in investing activities	-	(7,368)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	265,000	5,000
Payments of notes payable	(2,500)	-
Proceeds from commercial loan	-	48,750
Proceeds from sale and exercise of warrants	-	99,900
Repayments of advances payable to related parties	-	(486)
Repayments of advances receivable from related parties	-	(5,000)
Proceeds from advances receivable from related parties	-	3,000
Net cash provided by financing activities	262,500	151,164

NET (DECREASE) INCREASE IN CASH	(86,338)	29,746
CASH - BEGINNING OF YEAR	147,973	41,313

CASH - END OF YEAR	$61,635	$71,059
	-
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Right of use, lease asset and liability	$10,110	$10,110
Discount on note payable	$35,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-42

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of the Business

Genvor Inc. (“we” or “the Company” or “Genvor”) was incorporated under the laws of the State of Delaware on April 4, 2019, as Nexion Biosciences Inc. On January 22, 2020, we changed our name to Genvor Inc. Genvor develops plant-based defense technology designed to help farmers achieve global food security.

During May 2019, the Company acquired Nexion Biosciences LLC (“NBLLC”) from a founder for nominal consideration as a wholly owned subsidiary. NBLLC was formed in the state of Delaware on December 28, 2018 (“inception”). During August 2020, the Company acquired Agromed LLC (“Agromed”) for the purposes of obtaining a patent (Note 3). The consolidated financial statements of the Company include the accounts of Genvor Inc. and its wholly owned subsidiaries NBLLC and Agromed. Intercompany accounts and transactions have been eliminated upon consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. At June 30, 2021 the Company had an accumulated deficit of $10,451,202. For the six months ended June 30, 2021, the Company recognized a net loss of $2,117,924 and had net cash used in operating activities of $348,838, with no revenues earned, and a lack of operational history. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of additional public and/or private offerings of its stock. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Basis of Presentation

The accompanying unaudited financial information as of and for the six months ended June 30, 2021 and 2020 has been prepared in accordance with GAAP in the U.S. for interim financial information and with the instructions in Article 8 of Regulation S-X. In the opinion of management, such financial information includes all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of our financial position at such date and the operating results and cash flows for such periods. Operating results for the six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the entire year or for any other subsequent interim period.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules of the U.S. Securities and Exchange Commission, or the SEC. These unaudited financial statements and related notes should be read in conjunction with our audited financial statements for the year ended December 31, 2020 filed herewith.

F-43

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Flow Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flow reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents as of June 30, 2021 and 2020.

The Company maintains its cash balances at two financial institutions that are insured by the Federal Deposit Insurance Corporation. None of the Company’s balances were in excess of federally insured limits.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash, accounts payable, accrued expenses, and notes payable approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

F-44

Level 3 Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2021 and 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, prepaid expenses, payables, and accrued interest and short-term and long-term notes payable and are accounted for under the provisions of ASC 825, Financial Instruments. The carrying amount of these financial instruments, as reflected in the accompanying consolidated balance sheet, approximates fair value.

Fixed Assets

Furniture and equipment are stated at cost. Depreciation is provided by the straight-line method over the useful lives of the related assets, approximately seven years. Expenditures for minor enhancements and maintenance are expensed as incurred.

Long-lived Assets

The Company’s long-lived assets and other assets (consisting of furniture and equipment and a patent) are reviewed for impairment in accordance with the guidance of the ASC 360, Property, Plant, and Equipment, and ASC 205, Presentation of Financial Statements. The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. During the six months ended June 30, 2021 and 2020, the Company had not experienced impairment losses on its long-lived assets.

Research and Development

The Company expenses the cost of research and development as incurred. Research and development expenses consist primarily of professional service costs associated with the development of the plant-based defense technology products.

Patents

Any patent costs for internally developed patents will be expensed as incurred. Costs to maintain and defend patents are recorded as administrative expenses in the statement of operations.

Purchased patents are recorded at cost and reviewed for impairment in accordance with the guidance of the ASC 360, Property, Plant, and Equipment, and ASC 205, Presentation of Financial Statements.

F-45

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company follows ASC 740-10, Accounting for Uncertainty in Income Taxes. This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The Company has adopted ASC 740-10, and evaluates its tax positions on an annual basis, and as of June 30, 2021, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and in various state tax jurisdictions and the prior three fiscal years remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

Stock-Based Compensation

The Company measures compensation cost for all employee stock-based awards at their fair values on the date of grant. Stock-based awards issued to non-employees are measured at their fair values on the date of grant and are re-measured at each reporting period through their vesting dates, as applicable. The fair value of stock-based awards is recognized as expense over the service period, net of estimated forfeitures, using the straight-line method.

(Loss) Income Per Share of Common Stock

Basic net loss/income per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options, warrants and convertible notes. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. The Company had total potential additional dilutive securities outstanding at June 30, 2021 and 2020, as follows:

Instrument	2021	2020
Convertible debt	1,687,923	331,923
Options	1,210,000	10,000
	2,897,923	341,923

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method.

F-46

In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Company is currently evaluating the impact that ASU 2020-06 may have on its consolidated financial statements and related disclosures.

During the six months ended June 30, 2021, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of June 30, 2021, through the date which the consolidated financial statements were issued. Based upon the review, other than described in Note 8 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

NOTE 3 – BORROWINGS

Commercial Loan

On April 9, 2020, the Company received a loan from the Small Business Administration pursuant to the Paycheck Protection Program (PPP) in the principal amount of $48,750. The note bears interest at a variable rate of approximately 1% and matures in April 2022. The principal amount of the loan was based on the consulting agreement salary between NBFL and the CEO. Since a lower salary has been paid to the CEO, the Company may have incorrectly calculated the PPP loan and therefore may be required to return funds on demand.

Payable for Patent

On August 22, 2020, the Company completed an acquisition of Agromed LLC (Agromed) in a transaction accounted for under the asset purchase method of accounting, whereby the assets acquired and the liabilities, if any assumed, are to be valued at fair value, and compared to the fair value of the consideration given to identify if there are any identifiable intangible assets to be recognized as a result of the transaction. The recorded cost of this acquisition was based upon the fair value of the assets and liabilities acquired. As consideration for Agromed, the Company was to pay $150,000 by March 31, 2021 and issued 230,000 shares of the Company’s common stock valued at $114,828. Since the $150,000 remains outstanding as of mid-year 2021, it is expected to be formalized into a promissory note agreement by the end of the year. Agromed only held one patent and two applications for patents and had no sales, employees, or customers as of the acquisition date. Accordingly, the patent was recorded at $264,828 on the date of acquisition.

Notes Payable

From time to time, the Company enters into unsecured notes payable with individual investors. Only Noteholder E (below) has security in the form of a personal guarantee by the CEO and prior consultant (Note 6). The terms of these notes are listed below. Several of the notes are convertible into shares of the Company’s common stock as detailed in the following schedule.

F-47

Noteholder	Origination	Maturity	Interest Rate	Loan Balance	Number of shares the note is convertible into
Noteholder A	2019	12/31/21	0%	$217,000	n/a
Noteholder B	03/19/19	4/29/2019*	20%	300,000	n/a
Noteholder C	03/01/19	2/29/2020*	0%	32,500	n/a
Noteholder D	04/29/19	unspecified	0%	300,000	30,000
Noteholder E	08/01/19	8/31/2019*	0%	37,500	n/a
Noteholder F	07/22/19	7/22/2021(1)	14%	50,000	76,923
Noteholder G	08/09/19	8/9/2021(1)	14%	50,000	100,000
Noteholder H	11/21/19	11/21/21	14%	50,000	100,000
Noteholder I	11/22/19	11/22/21	14%	10,000	20,000
Noteholder J	02/27/20	04/30/20*	0%	2,500	**5,000
Noteholder K	07/31/20	07/31/22	10%	75,000	150,000
Noteholder L	08/18/20	08/18/22	10%	50,000	125,000
Noteholder M	07/31/20	07/31/22	10%	75,000	150,000
Noteholder N	10/06/20	10/06/22	10%	25,000	50,000
Noteholder O	10/15/20	10/15/22	10%	25,000	50,000
Noteholder P	10/26/20	10/26/22	10%	25,000	50,000
Noteholder Q	10/23/20	10/23/22	10%	25,000	50,000
Noteholder R	10/28/20	10/28/22	10%	50,000	100,000
Noteholder S	12/30/20	06/01/21*	3%	85,000	n/a
Noteholder T	01/05/21	06/30/21*	0%	60,000	101,000
Noteholder R	02/17/21	02/17/23	10%	25,000	50,000
Noteholder U	04/20/21	04/20/23	0%	10,000	25,000
Noteholder V	04/20/21	04/20/23	10%	30,000	60,000
Noteholder W	04/20/21	04/20/23	10%	50,000	125,000
Noteholder X	05/06/21	05/06/23	10%	25,000	50,000
Noteholder Y	05/06/21	05/06/23	10%	25,000	50,000
Noteholder Z	05/06/21	05/06/23	10%	10,000	20,000
Noteholder K	05/20/21	05/20/23	10%	25,000	50,000
Noteholder M	05/26/21	05/26/23	10%	25,000	50,000
Noteholder O	06/07/21	06/07/23	10%	25,000	50,000
				$1,794,500	1,687,923

* past-due at June 30, 2021

** These notes were consolidated into one note payable totaling $217,000, due December 31, 2021.

*** Note is payable in a combination of $2,500-$6,000 cash and 5,000 to 15,000 shares

(1) past-due at August xx, 2021

The notes do not have default provisions except as follows:

•	Noteholder B – the default penalty is $10,000 each month the note goes unpaid.
•	Noteholder C – the interest rate begins accruing at 18% per annum.

Future maturities of the notes payable are as follows:

2021	$1,194,500
2022	350,000
2023	250,000
Total	$1,794,500

F-48

Interest expense totaled $48,290 and $202,700, respectively, for the six months ended June 30, 2021 and 2020, including default penalties. Late fees totaled $60,000 and $60,000, respectively, for the six months ended June 30, 2021 and 2020.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Upon incorporation the Company had 10,000,000 shares of common stock authorized. On June 1, 2020, the Company increased the authorized shares to 20,000,000. During January 2021, the Company increased the authorized shares to 30,000,000. All common stock shares are non-assessable and have one vote per share.

On July 22, 2019 the Company issued a private placement memorandum (PPM) to raise $650,000 by offering $10,000 unsecured promissory notes. The promissory notes have a 24-month term, carry an interest rate of 14%, and are convertible into 15,384.61 shares of common stock upon an initial public offering of the Company or at maturity (Note 3).

On July 24, 2020 the Company issued a PPM to raise $1,000,000 by offering $50,000 unsecured promissory notes. The promissory notes have a 24-month term, carry an interest rate of 10%, and are convertible into 100,000 shares of common stock at any time (Note 3).

During the six months ended June 30, 2021 and 2020, the Company issued 2,150,000 and 100,000 shares of common stock, respectively, for business advisory services received, valued at $1,073,388 and $9,403, respectively (Note 6).

Stock Options and Warrants

As an inducement for debt during August 2019, the Company issued a stock option to Noteholder E for 10,000 shares of common stock at the time of the Company’s initial public offering (IPO). The cost of the option was $1.00 and provides for a 50% discount to the initial opening stock price. Since the IPO has yet to take place and the Company has minimal assets, the option was valued at $nil.

On April 22, 2020, the Company sold three warrants at $33,300 for the purchase of 66,700 shares of common stock each. These warrants were immediately exercised, and 200,100 shares were issued.

On January 4, 2021, the Company entered into a consulting agreement for product development and marketing services. As part of the agreement, 600,000 option shares were issued at signing. An additional 100,000 option shares are earned monthly through August 2021. Although the IPO is still pending, since the Company sold warrants at $.50 during 2020, these options were valued at $.50. The options may be exercised by December 31, 2021 at an exercise price of par value $.0001.

The Company estimated the fair value of the 2021 options based on weighted probabilities of assumptions used in the Black Scholes pricing model. At issuance, the fair value of the options was estimated using the following weighted-average inputs: the price of the Company’s common stock of $0.50; a risk-free interest rate of 0.10%, and expected volatility of the Company’s common stock of 500%, an exercise price of $.0001, and terms under one year.

NOTE 5 – FEDERAL INCOME TAX

The Company accounts for income taxes under ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes. The provision (benefit) for income taxes for the six months ended June 30, 2021 and 2020 assumes a 21% effective tax rate for federal income taxes.

F-49

At June 30, 2021 and December 31, 2020, the Company had approximately $2,195,000 and $1,750,000, respectively, in federal and state tax loss carryforwards that can be utilized in future periods to reduce taxable income. Pursuant to Internal Revenue Code Section 382, the future utilization of our net operating loss carryforwards to offset future taxable income may be subject to an annual limitation as a result of ownership changes that may have occurred previously or that could occur in the future. The components of income tax expense for the six months ended June 30, 2021 and 2020 consist of the following:

	2021	2020
Federal tax statutory rate	21.0%	21.0%
Temporary differences	-2.7%	-2.8%
Permanent differences	-19.9%	-13.7%
Valuation allowance	-0.4%	-4.5%
Effective rate	0.0%	0.0%

Significant components of the Company’s deferred tax assets as of June 30, 2021 and December 31, 2020 are summarized below.

	2021	2020
Net operating loss carryforwards	$2,195,000	$1,750,000
Temporary differences	(57,000)	(31,000)
Permanent differences	(379,000)	(1,447,000)
Valuation allowance	(1,759,000)	(272,000)
	$-	$-

The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, we have not reflected any benefit of such deferred tax assets in the accompanying financial statements. Our net deferred tax asset and valuation allowance increased by $1,487,000 and $111,000 during the six months ending June 30, 2021 and 2020, respectively.

To the extent that the tax deduction is included in a net operating loss carry forward and is in excess of amounts recognized for book purposes, no benefit will be recognized until the loss carry forward is recognized. Upon utilization and realization of the carry forward, the corresponding change in the deferred asset and valuation allowance will be recorded as additional paid-in capital.

Besides Form 1099s awaiting filing for the stock-based compensation included as a reconciling item for deferred tax assets, the Company did not identify any uncertain tax positions on tax returns that will be filed. The tax return for the year ended December 31, 2020 has not yet been filed and is open for potential examination.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Consulting Agreements

During the six months ended June 30, 2021 and 2020, the Company paid the CEO $23,765 and $32,500, respectively, pursuant to a consulting agreement carried over from related party NBFL (Note 7). The agreement provides for an annual salary of $150,000 which increases based on certain capital raise thresholds. At June 30, 2021 and 2020, accrued payroll owed to the CEO totaled $169,534 and $114,500, respectively, as presented in the accompanying consolidated balance sheets.

F-50

On July 24, 2020, the Company entered into a consulting agreement for business development activities, networking, negotiations, and strategic planning. The compensation pursuant to the agreement is $20,000 monthly. During the six months ended June 30, 2021, $30,000 was paid to the consultant and $147,500 remains unpaid at June 30, 2021 which is included in accrued payroll on the accompanying consolidated balance sheets.

During the year ended December 31, 2019 until May 2020, the Company received business development assistance pursuant to a consulting agreement. The consulting agreement provided for a monthly salary of $6,500 in addition to monthly share issuances of NBLLC common stock. Since no shares were issued to the consultant until after the acquisition of NBLLC by Genvor, Company shares were issued in satisfaction of this agreement. The total common stock issued pursuant to this agreement were 100,000 shares valued at $9,403.

On January 4, 2021, the Company entered into a one-year consulting agreement for product development, marketing, and developing strategic business relationships. At signing, the consultant was issued an option for 600,000 shares of common stock, valued at approximately $300,000. Additionally, monthly options for 100,000 shares of common stock are to be issued through August 2021. The options expire December 31, 2021 and have no exercise price (Note 4).

On January 14, 2021, the Company entered into two advisory agreements with consultants to provide strategic advisory services including introductions to potential investors through December 31, 2021. Under the terms of these agreements 2,150,000 shares of common stock were issued, valued at $1,073,388 stock-based compensation (Note 4).

Office Lease

The Company entered into a sublease agreement with the above consultant effective August 1, 2019 subject to the terms and conditions of the office lease held by the consultant at 15540 Quorum Drive #2624, Addison, Texas. On January 1, 2019 the Company adopted ASC 842 requiring this lease to be recorded as an asset and corresponding liability on its balance sheet. The Company records rent expense associated with this lease on the straight-line basis in conjunction with the terms of the underlying lease. A discount rate was not used in the determination of the right of use asset and liability, since its effect would not be significant. Future minimum rental payments under the extended lease for years ending December 31, 2021 total $3,370.

Prior to this lease, the Company rented office space as needed from a serviced office space provider. During the six months ended June 30, 2021 and 2020 we incurred $12,951 and $12,368 in office rental expense.

Research and Development Agreement

During September 2020, the Company assumed a Cooperative Research And Development Agreement (CRADA) with the United States Department of Agriculture (USDA), Agricultural Research Service (ARS) (Note 7). Under this agreement, the Company committed to funding the remaining $173,600 due. As of June 30, 2021, $126,400 remains outstanding and is presented in the accompanying consolidated balance sheet as USDA CRADA liability.

F-51

Reverse Capitalization

On January 11, 2021, the Company entered into an Exchange Agreement (the “Purchase Agreement”) with Allure Worldwide, Inc., a Nevada corporation (“Allure”) to effect a reverse merger (the “Merger”) Genvor in consideration of (i) the payment of $150,000 by the Company to Allure (Note 4); (ii) Allure’s founding shareholders transferring 19,000,000 shares of common stock to the Company’s shareholders, constituting 95% of Allure’s 20,000,000 total outstanding shares; and (iii) Allure’s founding shareholders retaining 1,000,000 shares of Allure’s common stock. Pursuant to the Purchase Agreement, after closing of the Merger and for a period of two years following commencement of trading of Allure’s common stock, the parties agreed that Allure will make additional issuances of Allure’s common stock to the founding shareholders to ensure that in the aggregate they maintain their 5% ownership of Allure’s outstanding common stock. During the six months ended June 30, 2021, the Company paid $100,000 in anticipation of closing the Purchase Agreement in addition to $50,000 paid during the year ended December 31, 2020. The merger has not closed as of the issuance of these consolidated financial statements.

NOTE 7 – RELATED PARTY TRANSACTIONS

Nexion Biosciences, Inc. (NBFL)

During August 2018, Nexion Biosciences, Inc., organized in the state of Florida (NBFL) (a related party), entered into a CRADA with the USDA ARS. This agreement provides for the award amount of $462,600 to be paid to ARS by NBFL over a three-year period for certain research services. During 2019 NBFL was dissolved and on September 16, 2020, an amendment was made to the CRADA to change the responsible party from NBFL to the Company (Note 6).

During the year ended December 31, 2019 and the period from January 1, 2020 through September 16, 2020 (date the CRADA amendment was effective) the Company made payments to ARS on behalf of the related party totaling $139,000 and $10,000, respectively.

Services from Related Parties

The daughter of the CEO and Board member was paid $9,325 and $5,500, respectively, for clerical services provided during the six months ended June 30, 2021 and 2020.

Advance/Receivable from CEO and Director

During the year ended December 31, 2019, the Company’s CEO advanced $5,000 to the Company. During the year ended June 30, 2021, $1,425 was repaid resulting in a balance to the CEO totaling $3,575 by December 31, 2020 (unchanged at June 30, 2021). The advance is non-interest bearing and due upon demand.

During the year ended December 31, 2020, one of the Company’s directors advanced the Company $3,000. Later, $5,000 was repaid leaving a total $2,000 receivable from the director at June 30, 2021.

NOTE 8 – SUBSEQUENT EVENTS

Subsequent to June 30, 2021, the Company entered into several promissory notes. These notes bear interest from 0-10% and generally have a 24-month maturity

Date	Amount
July 27, 2021	$25,000
August 3, 2021	$12,500
August 3, 2021	$12,500
August 17, 2021	$50,000

F-52

Allure Worldwide, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

On June 30, 2021, Allure Worldwide, Inc. (“Allure”), completed the acquisition of all of the issued and outstanding common stock shares of Genvor Inc. (“Genvor”). The acquisition will be accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, the acquisition is, in substance, a capital transaction and the accounting is similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recognized.

The following unaudited pro forma condensed combined financial statements and the related notes present the combination of the historical consolidated financial statements of Allure and Genvor, to give effect to the acquisition. See additional information in Note 1 – Basis of Presentation to the Unaudited Pro Forma Combined Financial Information

F-53

ALLURE WORLDWIDE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021

	Historical
	Allure Worldwide, Inc.	Genvor Inc.	Pro Forma		Pro Forma
	6/30/2021	6/30/2021	Adjustments		Combined

ASSETS
Current assets
Cash	$-	$61,635			$61,635
Prepaid expenses	-	7,500			7,500
Total current assets		69,135			69,135

Other assets
Furniture and equipment, net of accumulated depreciation of $2,979 and $2,063, respectively	-	19,855			19,855
Receivables from related parties	-	2,000			2,000
Agromed patent	-	264,828			264,828
Prepaid costs for reverse capitalization	-	150,000	(150,000)	(a)	-
Right of use lease	-	3,370			3,370

Total assets	$-	$509,188			$359,188

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accrued payroll	$-	$317,034			$317,034
Accrued interest payable	-	99,821			99,821
USDA CRADA liability	-	126,400			126,400
Commercial loan	-	48,750			48,750
Notes payable, short-term, net of $17,500 discount	-	1,177,000			1,177,000
Payable for patent	-	150,000			150,000
Right of use lease liability	-	3,370			3,370
Due to related party	3,846	3,575			7,421
Total current liabilities	3,846	1,925,950			1,929,796

Long-term liabilities
Notes payable, long-term, net of $14,583 discount	-	585,417			585,417
Total liabilities	3,846	2,511,367			2,515,213

Stockholders' deficit	(3,846)	(2,002,179)	(150,000)	(a)	(2,156,025)

Total liabilities and stockholders' deficit	$-	$509,188			$359,188

F-54

ALLURE WORLDWIDE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED JUNE 30, 2021

	Historical
	Allure Worldwide, Inc.	Genvor, Inc.	Pro Forma	Pro Forma
	6/30/2021	6/30/2021	Adjustments	Combined

Revenue	$-	$-		$-

Operating expenses
Administrative costs	-	47,604		47,604
Contract payroll	-	272,500		272,500
Stock compensation	-	7,233,913		7,233,913
Meals and entertainment	-	53,097		53,097
Professional fees	-	81,217		81,217
Rent expense	-	20,094		20,094
Research and development	-	52,284		52,284
Travel expense	-	22,277		22,277
Total operating expenses	-	7,782,986		7,782,986

Loss from operations	-	(7,782,986)		(7,782,986)

Other income (expense)
Interest expense	-	(64,778)		(64,778)
Late fee	-	(90,000)		(90,000)
Total other expense	-	(154,778)		(154,778)

Net loss	$-	$(7,937,764)		$(7,937,764)

Basic and diluted net loss per common share				$(0.79)

Basic and diluted weighted average common shares outstanding				10,078,781

F-55

ALLURE WORLDWIDE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2020

	Historical
	Allure Worldwide, Inc.	Genvor, Inc.	Pro Forma Adjustments	Pro Forma Combined

Revenue	$-	$-		$-

Operating expenses
Administrative costs	4,870	55,250		60,120
Contract payroll	-	265,800		265,800
Stock compensation	-	259,028		259,028
Meals and entertainment	-	33,609		33,609
Professional fees	-	58,575		58,575
Related party, NBFL	-	10,000		10,000
Rent expense	-	25,004		25,004
Research and development	-	127,801		127,801
Travel expense	-	9,455		9,455
Total operating expenses	4,870	844,522		849,392

Loss from operations	(4,870)	(844,522)		(849,392)

Other income (expense)
Loss on note receivable purchase	-	(699,381)		(699,381)
Interest expense	-	(221,717)		(221,717)
Late fee	-	(120,000)		(120,000)
Total other expense	-	(1,041,098)		(341,717)

Net loss	$(4,870)	$(1,885,620)		$(1,191,109)

Basic and diluted net loss per common share				$(0.18)

Basic and diluted weighted average common shares outstanding				6,477,223

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Allure Worldwide, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X using the acquisition method of accounting in accordance with GAAP and are based on the historical consolidated financial statements of Allure and Genvor, after giving effect to the reverse recapitalization as well as pro forma adjustments.

The unaudited pro forma condensed combined balance sheet combines the unaudited historical consolidated balance sheets of Allure and Genvor as of June 30, 2021, giving effect to the acquisition as if it had occurred on June 30, 2021.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended September 30, 2020, and the nine months ended June 30, 2021, assume the acquisition took place on October 1, 2020, the beginning of Allure’s most recently completed fiscal year prior to the acquisition. Allure’s audited statement of operations for the fiscal year ended September 30, 2020, has been combined with Genvor’s consolidated statement of operations for the nine month period ended September 30, 2020 and three month period ended December 31, 2019. The unaudited pro forma combined statement of operations for the nine months ended June 30, 2021, combines the unaudited statement of operations of Allure for the nine months ended June 30, 2021, with the unaudited consolidated statement of operations of Genvor for the nine months ended June 30, 2021, as the effective date of the acquisition was October 1, 2020, and interim unaudited financial statements were prepared for Genvor as of that date.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent the consolidated results of operations or financial position of the combined company that would have been recorded had the merger been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that Allure may achieve with respect to the combined operations of Allure and Genvor. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects that result directly from the acquisition.

The unaudited pro forma condensed combined financial statements reflect the estimated reverse recapitalization consideration, which may not represent what the actual consideration transferred will be at the effective date.

The unaudited pro forma condensed combined financial statements illustrate the assets and liabilities of Genvor recorded at their preliminary estimated fair values at the effective date of the acquisition. The preliminary fair value estimates are subject to change based on the final valuations that will be determined as of the closing date of the acquisition. Actual results will differ from this unaudited pro forma combined financial information after Allure has determined the final acquisition consideration and completed the valuation analysis and computations necessary to finalize the required purchase price allocations. Accordingly, the final allocations of acquisition consideration and their effects on results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

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The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes contained in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q of Allure Worldwide, Inc.

Note 2 – Accounting Policies

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies of Allure and Genvor.

Note 3 – Reverse Capitalization Consideration

On January 11, 2021, Allure entered into an Exchange Agreement (the “Purchase Agreement”) with Genvor to acquire Genvor in consideration of (i) the payment of $150,000 by Genvor to Allure; (ii) Allure’s founding shareholders transferring 19,000,000 shares of common stock to Genvor’s shareholders, constituting 95% of Allure’s 20,000,000 total outstanding shares; and (iii) Allure’s founding shareholders retaining 1,000,000 shares of Allure’s common stock. Pursuant to the Purchase Agreement, for a two-year period after closing, following commencement of trading of Allure’s common stock, the parties agreed that Allure will make additional issuances of Allure’s common stock to the founding shareholders to ensure that in the aggregate they maintain their 5% ownership of Allure’s outstanding common stock.

In accordance with GAAP, because a reverse recapitalization is equivalent to the issuance of shares by Genvor for the net monetary assets of Allure, the transaction costs incurred to effect the recapitalization may represent costs related to issuing equity and raising capital that are recognized as a reduction to the total amount of equity raised. Accordingly, the prepaid costs for reverse capitalization reflected in the Genvor balance sheet are adjusted through additional paid in capital included in the shareholders’ deficit.

Note 4 – Pro Forma Adjustments

(a) Adjustment of prepaid costs for reverse capitalization

Cash distributed to seller pursuant to agreement	$150,000

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Allure in connection with the sale of the common stock being registered. Allure has agreed to pay all costs and expenses in connection with this offering of common stock. Our officers and directors are the source of the funds for the costs of the offering. They have no agreement in writing to pay the expenses of this offering on behalf of Allure, and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$5,000
Accounting Fees	$6,000
Escrow Fees	$2,500
Registration Fee	$50.40

Total	$13,550.40

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our articles of incorporation provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

Since inception of the Company through the date of this registration statement, the Company has issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On September 26, 2018, the Company’s two officers and directors, Mr. Bubeck and Ms. McLaughlin, received founders shares of 5,000,000 shares each of common stock of the Company. On September 26, 2018, Lawson Pedigo and John Gladdis were each issued 4,600,000 shares, and Benny Doro was issued 800,000 shares. The consideration for those issuances was services performed by the shareholders valued at $2,000.

At the time of the issuance, the five (5) purchasers were in possession of all available material information about us. On the basis of these facts, the Company believes the issuances qualify for the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Allure believes that the exemption from registration for these sales under Section 4(2) was available because:

•	They were an executive officer or director of Allure or related party thereto and thus had fair access to all material information about Allure before investing;

•	There was no general advertising or solicitation; and

•	The shares bear a restrictive transfer legend.

The price of the common stock issued to the five (5) purchasers was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, Allure was recently formed or in the process of being formed and possessed no assets.

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ITEM 16. EXHIBITS

Exhibit	Description

3.1	Florida Articles of Incorporation (incorporated by reference to Exhibit 3.A to our Registration Statement on Form S-1, filed on May 4, 2020)

3.2	Nevada Articles of Incorporation (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q, filed on July 20, 2021)

3.3	Certificate of Correction to Nevada Articles of Incorporation (incorporated by reference to Exhibit 3.3 to our Quarterly Report on Form 10-Q, filed on July 20, 2021)

3.4	Bylaws (incorporated by reference to Exhibit 3.B to our Registration Statement on Form S-1, filed on May 4, 2020)

5.1	Opinion Regarding Legality (incorporated by reference to Exhibit 5.1 to our Amendment No. 1 to Registration Statement on Form S-1/A, filed on September 9, 2021)

10.1*	Exchange Agreement, by and between the Company and Genvor Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on February 1, 2021)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Independent Registered Public Accounting Firm

23.4	Consent from Legal Counsel (included in Exhibit 5.1)

99.1	Escrow Agreement, by and between the Company and Branch Banking and Trust Company (incorporated by reference to Exhibit 99.A to our Registration Statement on Form S-1, filed on May 4, 2020)

99.2	Form of Subscription Agreement (incorporated by reference to Exhibit 99.B to our Registration Statement on Form S-1, filed on May 4, 2020)

__________

 * Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on October 29, 2021.

Allure Worldwide, Inc.

By:	/s/ Brad White
Brad White
President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Brad White	President, Principal Executive Officer, CFO, Principal Financial Officer, Principal Accounting Officer and	October 29 , 2021
Brad White	Director

/s/ Dr. Clayton Yates	Director	October 29, 2021
Dr. Clayton Yates

/s/ Dr. Jesse Jaynes	Director	October 29, 2021
Dr. Jesse Jaynes

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